Exhibit 10.35

EXECUTION COPY

Carr Real Estate Services, Inc.

ADDENDUM NO. 3 TO LEASE

THIS ADDENDUM NO. 3 TO LEASE (“Addendum No. 3”) is dated as of the 18th day of November, 2005 by and between 1201 F STREET L.L.C., a Delaware limited liability company (“Lessor”), and CRA INTERNATIONAL, INC., formerly known as CHARLES RIVER ASSOCIATES INCORPORATED, a Massachusetts corporation (“Lessee”).

W I T N E S S E T H:

WHEREAS, by Lease dated November 29, 1999, as amended by Addendum No. 1 dated December 2, 1999, and Addendum No. 2 dated September 22, 2000 (as amended, the “Lease”), Lessor leased to Lessee and Lessee leased from Lessor, approximately forty-four thousand eight hundred forty-five (44,845) square feet of rentable area on the sixth (6th), seventh (7th), and eighth (8th) floors of the office building located at 1201 F Street, N.W., Washington, D.C. 20004 (such area being hereinafter referred to as the “Demised Premises,” and the building being hereinafter referred to as the “Building”); and

WHEREAS, Lessee wishes to exercise its option under Section 9(A) of the Lease to expand into the First Option Space, such First Option Space consisting of approximately three thousand four hundred fifty-one (3,451) square feet of rentable area on the eighth (8th) floor of the Building;

WHEREAS, Lessor and Lessee desire to revise and modify the Lease with respect to the following provisions:

1.                          Demised Premises

2.                          Rent

3.                          Allowance

4.                          Parking

5.                          Operating Expenses, Operating Costs and Real Estate Taxes

6.                          Broker and Agent

7.                          Other Terms and Provisions

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.              DEMISED PREMISES

Lessee agrees to lease from Lessor, and Lessor agrees to lease to Lessee, additional rentable square feet amounting to approximately 3,451 square feet of rentable area, as measured in accordance with the Washington, D.C. Association of Realtors Standard Method of Measurement dated January 1, 1989, on the eighth (8th) floor of the Building, and commonly known as Suite 850, the additional area being identified on the attached floor plan and made part of this Addendum No. 3 as Exhibit A (said rentable area being hereinafter referred to as the “First Option Space”). Effective from and after the First Option Space Commencement Date (as hereinafter defined), the First Option Space shall be deemed part of the Demised Premises (as such term is defined in the Lease) such that the Demised Premises shall amount to a total rentable area of approximately forty-eight thousand two hundred ninety-six (48,296) square feet on the sixth, seventh, and eighth floors of the Building.

The term of the Lease with respect to the First Option Space shall commence on the date on which Lessor delivers possession of the First Option Space to Lessee in its current, “as-is” condition (the “First Option Space Commencement Date”), and shall be coterminous with the term of the Lease and any extension thereof.  Notwithstanding the foregoing, Lessee’s obligation to pay rent with respect to the First Option Space shall begin on the earlier of (x) the date that is sixty (60) days after the First Option Space Commencement Date and (y) the date on which Lessee commences to use the First Option Space for the normal conduct of business (the “First Option Space Rent Commencement Date”).

It is presently anticipated that the First Option Space Commencement Date will occur on December 1, 2005. Notwithstanding the foregoing, if the First Option Space Commencement Date does not occur on such date, then, Lessor, its agents, and employees shall not be liable or responsible for any claims, damages, or liabilities arising in connection therewith or by reason thereof, nor shall Lessee be excused from its obligations to perform under the Lease, and this Addendum No. 3 shall not be rendered void or voidable as a result thereof.

When Lessee accepts possession of the First Option Space, Lessor and Lessee shall execute the “Declaration as to Date of Delivery and Acceptance of Possession of First Option Space,” attached hereto as Exhibit B, which shall specify the First Option Space Commencement Date. Within ten (10) days after the First Option Space Rent Commencement Date has occurred, Lessor and Lessee shall execute the Declaration as to First Option Space Rent Commencement Date attached hereto as Exhibit B-1 which shall specify the First Option Space Rent Commencement Date.

Except as may be set forth in Section 3 of this Addendum No. 3, and except as to latent defects not reasonably discoverable upon initial inspection, Lessee accepts possession of the First Option Space in its “as is” condition existing on the First Option Space Commencement Date, without requiring any alterations, improvements, or decorations to be made by Lessor at Lessor’s expense.

2.              RENT

The Monthly Rent for the First Option Space, which Lessee hereby agrees to pay in advance to Lessor and Lessor hereby agrees to accept shall be as follows:

		Rate Per Square
Period	Monthly Rent	Foot Per Year
First Option Space Rent Commencement Date through August 31, 2006 (last day of the Sixth Lease Year)	$10,537.05	$36.64
Seventh Lease Year	$10,746.99	$37.37
Eighth Lease Year	$10,962.68	$38.12
Ninth Lease Year	$11,181.24	$38.88
Tenth Lease Year	$11,405.56	$39.66
Eleventh Lease Year	$11,632.75	$40.45

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3.                                      ALLOWANCE

Lessor shall provide to Lessee a cash construction allowance (the “First Option Space Remodeling Allowance”) in an amount equal to Thirty-Four Thousand Five Hundred Ten and 00/100 Dollars ($34,510.00) computed as the product of (i) 3,451 (i.e., the number of square feet of rentable area in the First Option Space), and (ii) Ten and 00/100 Dollars ($10.00). The First Option Space Remodeling Allowance may be used to pay any and all costs associated with the design or construction of Lessee’s improvements to the First Option Space and/or other portions of the Demised Premises, including the costs of permits, licenses and construction management fees, life safety systems and sprinkler installations within the First Option Space, space planning, architectural and design fees, phone and computer cabling and installation costs, and costs of fixtures, furnishings, and equipment. Any portion of the First Option Space Remodeling Allowance not applied to design or construction of improvements to the First Option Space and/or other portions of the Demised Premises as aforesaid may be applied by Lessee to pay Monthly Rent and Estimated Payments first due and owing under the Lease. The First Option Space Remodeling Allowance shall be disbursed on a monthly basis in accordance with the same procedures utilized with respect to disbursement of the Allowance (as defined in the Lease), provided that all requisitions may be submitted no later than December 31, 2006.

4.                                      PARKING

From and after the First Option Space Commencement Date, Lessee’s allocation of parking contracts pursuant to Section 7 of the Lease shall be increased from thirty-five (35) contracts to thirty-seven (37) contracts. Such additional contracts shall be made available on the same terms and conditions as set forth in Section 7 of the Lease (and divided into Basic Parking Allocation and Additional Parking Allocation (as such terms are defined in the Lease) on the same percentage basis).

5.              OPERATING EXPENSES, OPERATING COSTS AND REAL ESTATE TAXES

All of Lessee’s obligations pursuant to the section of the Lease entitled “OPERATING EXPENSES, OPERATING COSTS AND REAL ESTATE TAXES” shall continue unchanged, except that the percentage of Lessee’s proportionate share of Operating Expenses, Operating Costs, and Real Estate Taxes shall be revised and increased to reflect the addition of the First Option Space to the Demised Premises in accordance with the calculation of such percentage set forth in the section of the Lease entitled “OPERATING EXPENSES, OPERATING COSTS AND REAL ESTATE TAXES,” such revised percentage to become effective as of the First Option Space Rent Commencement Date, with appropriate pro rata adjustments being made in the calculation of Lessee’s proportionate share of the Operating Expenses, Operating Costs, and Real Estate Taxes for the calendar year in which such revised percentage becomes effective. Accordingly, effective as of the First Option Space Rent Commencement Date: (i) Lessee’s proportionate share of Operating Expenses (as defined in the Lease) shall be 21.62%; (ii) Lessee’s proportionate share of Operating Costs (as defined in the Lease) shall be 22.65%; and (iii) Lessee’s proportionate share of Real Estate Taxes (as defined in the Lease) shall be 21.62%.

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6.              BROKER AND AGENT

Lessor and Lessee each represent and warrant one to another that, except as hereinafter set forth, neither of them has employed any broker in carrying on the negotiations, or had any dealings with any broker, relating to this Addendum No. 3. Lessee represents that it has employed CB Richard Ellis as its broker; Lessor represents that it has employed Carr Real Estate Services as its broker. Lessor, pursuant to a separate written agreement, has agreed to pay the commission of the aforementioned brokers. Lessor shall indemnify and hold Lessee harmless, and Lessee shall indemnify and hold Lessor harmless, from and against all claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitor.

7.              OTHER TERMS AND PROVISIONS

All other provisions of the Lease shall remain in effect and unchanged except as modified herein, and all terms, covenants and conditions shall remain in effect as modified by this Addendum No. 3. If any provision of this Addendum No. 3 conflicts with the Lease, the provisions of this Addendum No. 3 shall control.

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IN WITNESS WHEREOF, Lessor and Lessee have caused this Addendum No. 3 to be signed in their names under seal by themselves or by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by all its terms and conditions.

LESSOR:

1201 F STREET, LLC,
a Delaware limited liability company

By:	CarrAmerica Realty, L.P.,
a Delaware limited partnership,
its managing member

By:	CarrAmerica Realty GP Holdings, LLC,
a Delaware limited liability company,
its general partner

By:	CarrAmerica Realty Operating Partnership, L.P.,
a Delaware limited partnership,
its sole member

By:	CarrAmerica Realty Corporation,
a Maryland corporation,
its general partner

	By:	/s/ Phillip S. Thomas, Jr.
	Name:	Phillip S. Thomas, Jr.
	Title:	Managing Director

LESSEE:

CRA INTERNATIONAL, INC., formerly known
as CHARLES RIVER ASSOCIATES
INCORPORATED, a Massachusetts corporation

By:	/s/ Wayne Mackie	(SEAL)
Name:	Wayne Mackie
Title:	CFO

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EXHIBIT A

Floor Plan of the First Option Space

[To Be Attached]

EXHIBIT A

DEMISED PREMISES:  Suite A

Approximately 3,451 square feet commonly known as Suite 850

EXHIBIT B

DECLARATION AS TO DATE OF DELIVERY

AND ACCEPTANCE OF POSSESSION OF

FIRST OPTION SPACE

Attached to and made a part of Addendum No. 3 dated November 18, 2005, to that certain Office Lease dated November 29, 1999 (as amended, the “Lease”) entered into by and between 1201 F STREET L.L.C, a Delaware limited liability company, as Lessor, and CRA INTERNATIONAL, INC., formerly known as CHARLES RIVER ASSOCIATES INCORPORATED, a Massachusetts corporation, as Lessee.

Lessor and Lessee do hereby declare and evidence that possession of the First Option Space was accepted by Lessee in its “as is” condition on the 1st day of December, 2005. For purposes of the Lease, the First Option Space Commencement Date is established as the 1st day of December, 2005. As of the date of delivery and acceptance of possession of the First Option Space as herein set forth, there is no right of set off against rents claimed by Lessee against Lessor.

[Signatures on following page]

LESSOR:

1201 F STREET, LLC,
a Delaware limited liability company

By:	CarrAmerica Realty, L.P.,
a Delaware limited partnership,
its managing member

By:	CarrAmerica Realty GP Holdings, LLC,
a Delaware limited liability company,
its general partner

By:	CarrAmerica Realty Operating
Partnership, L.P.,
a Delaware limited partnership,
its sole member

By:	CarrAmerica Realty Corporation,
a Maryland corporation,
its general partner

By:	/s/ Phillip S. Thomas, Jr.
Name:	Phillip S. Thomas, Jr.
Title:	Managing Director

LESSEE:

CRA INTERNATIONAL, INC., formerly
known as CHARLES RIVER ASSOCIATES
INCORPORATED, a Massachusetts
corporation

By:	/s/ Wayne Mackie
Name:	Wayne Mackie
Title:	CFO

2

EXHIBIT B-1

DECLARATION AS TO FIRST OPTION SPACE

RENT COMMENCEMENT DATE

Attached to and made a part of Addendum No. 3 dated                 , 2005, to that certain Office Lease dated November 29, 1999 (as amended, the “Lease”) entered into by and between 1201 F STREET L.L.C, a Delaware limited liability company, as Lessor, and CRA INTERNATIONAL, INC., formerly known as CHARLES RIVER ASSOCIATES INCORPORATED, a Massachusetts corporation, as Lessee.

Landlord and Tenant do hereby declare and evidence that the First Option Space Rent Commencement Date is             , 200    .

[Signatures on following page]

LESSOR:

1201 F STREET, LLC,
a Delaware limited liability company

By:	CarrAmerica Realty, L.P.,
a Delaware limited partnership,
its managing member

By:	CarrAmerica Realty GP Holdings, LLC,
a Delaware limited liability company,
its general partner

By:	CarrAmerica Realty Operating
Partnership, L.P.,
a Delaware limited partnership,
its sole member

By:	CarrAmerica Realty Corporation,
a Maryland corporation,
its general partner

By:	/s/ Phillip S. Thomas, Jr.
Name:	Phillip S. Thomas, Jr.
Title:	Managing Director

LESSEE:

CRA INTERNATIONAL, INC., formerly
known as CHARLES RIVER ASSOCIATES
INCORPORATED, a Massachusetts
corporation

By:	/s/ Wayne Mackie
Name:	Wayne Mackie
Title:	CFO

2

ADDENDUM NO. 4 TO LEASE

THIS ADDENDUM NO. 4 TO LEASE (“Addendum No. 4”) is dated as of the 1st day of December, 2009 by and between 1201 F STREET L.P., a Delaware limited partnership (“Lessor”) (successor in interest to 1201 F Street L.L.C.), and CRA INTERNATIONAL, INC., formerly known as Charles River Associates Incorporated, a Massachusetts corporation (“Lessee”).

W I T N E S S E T H:

WHEREAS, by Lease dated November 29, 1999 (the “Original Lease”), as amended by Addendum No. 1 dated as of December 2, 1999, Addendum No. 2 dated as of September 22, 2000, and Addendum No. 3 dated as of November 18, 2005 (collectively, the “Lease”), Lessor leased to Lessee and Lessee leased from Lessor, approximately forty-eight thousand two hundred ninety-six (48,296) square feet of rentable area on the sixth (6th ), seventh (7th), and eighth (8th) floors of the office building located at 1201 F Street, N.W., Washington, D.C. 20004 (such area being hereinafter referred to as the “Demised Premises,” and the building being hereinafter referred to as the “Building”); and

WHEREAS, Lessee has requested that the Lease be terminated with regard to approximately 11,696 rentable square feet in the Demised Premises (i.e., the sixth (6th) floor space under lease to Lessee) (the “Give-Back Premises”), which Give-Back Premises is identified on Exhibit A-1 attached hereto and made a part hereof, and Lessor, upon receipt of Lessee’s request, has agreed to the requested termination of the Lease with regard to the Give-Back Premises upon the terms and conditions hereinafter set forth in the body of this Addendum No. 4;

WHEREAS, the term of the Lease (the “Initial Term”) currently is scheduled to expire on October 31, 2010, and Lessee has requested that the term of the Lease be extended for an additional period of five (5) years (the “First Extension Term”, and with the Initial Term, the “Lease Term”);

WHEREAS, Lessee has accepted Lessor’s proposed terms and conditions with respect to the Extension Term and the surrender of the Give-Back Premises;

WHEREAS, unless otherwise provided herein, all terms used in this Addendum No. 4 that are defined in the Lease shall have the meanings provided for in the Lease; and

WHEREAS, Lessor and Lessee desire to formally reflect their understandings and agreements with respect to the foregoing and as to certain other matters, and therefore to revise and modify the Lease accordingly, with respect to the following provisions:

1.                                      Method of Measurement

2.                                      Partial Surrender with Regard to Give-Back Premises

3.                                      Demised Premises

4.                                      First Extension Term

5.                                      Addendum No. 4 Letter of Credit

6.                                      Turnkey Buildout

7.                                      Hold Space

8.                                      Right of Opportunity

9.                                      Second Extension Term

10.                               Parking

11.                               Storage Space

12.                               Sublease and Assignment

13.                               Compliance with Laws

14.                               Subordination and Lender Approval

15.                               Notices

16.                               Broker and Agent

17.                               Exculpation

18.                               Tax Status of Beneficial Partner

19.                               Options

20.                               Confidentiality

21.                               Other Terms and Provisions

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties agree as follows:

1.                                      METHOD OF MEASUREMENT

(A)                               The parties acknowledge and agree that the Building and the Demised Premises have been remeasured in accordance with a modified version of the Standard Method of Measuring Floor Areas in Office Buildings, ANSI/BOMA Z-65.1-1996 (“BOMA”). Based thereon, the Building contains 228,868 rentable square feet of office area and 14,475 rentable square feet of retail area. With respect to Lessee’s obligations under the Lease (as amended hereby) (i) as to the Hold Space (as hereinafter defined) if leased by Lessee hereunder, (ii) as to any ROFO Space (as hereinafter defined) if leased by Lessee hereunder, and (iii) as to the entire Demised Premises if the Lease is extended for the Second Extension Term (as hereinafter defined) commencing on the Second Extension Term Commencement Date (as hereinafter defined), any calculations herein based upon square footage (including, but not limited to, Monthly Rent and Lessee’s proportionate share of Operating Expenses, Operating Costs and Real Estate Taxes) shall be computed based upon the BOMA methodology.

(B)                               Unless and until the Lease (as amended hereby) is extended for the Second Extension Term, Lessee’s obligations under the Lease for the remainder of the Lease Term (i.e., until October 31, 2015) with respect to the Demised Premises not inclusive of the Hold Space or any ROFO Space that are based on square footage amounts shall not be adjusted to reflect such remeasurement and, instead, will continue to reflect the measurement of the Demised Premises based on the methodology set forth in Section 49 of the Original Lease as un-amended by this Addendum No. 4.

2.                                      PARTIAL SURRENDER WITH REGARD TO GIVE-BACK PREMISES

(A)                               Subject to the exercise by Lessee of the Hold Space Option (as hereinafter defined) and/or Right of Opportunity (as hereinafter defined), the Lease shall be and is hereby irrevocably terminated as to the Give-Back Premises effective as of 11:59 p.m. on the date that is thirty (30) days following of Substantial Completion (as defined in Section 6(E) below) of Lessor’s work in connection with the Turnkey Buildout (as hereinafter defined) (the “Give-Back Premises Termination Date”). The Give-Back Premises is identified on the floor plan attached hereto as Exhibit A-1 and made a part hereof, so that the Lease shall be deemed to be of no further force and effect thereafter with regard to the Give-Back Premises, subject to conditions otherwise set forth herein. Lessor and Lessee, as of the Give-Back Premises Termination Date, shall be and are hereby equally released and discharged from any obligations to observe the terms and conditions of the Lease with regard to the Give-Back Premises after the Give-Back Premises Termination Date; provided, however, that both parties shall comply with the conditions otherwise set forth herein, and Lessee shall remain fully obligated with regard to the Give-Back Premises for all rent and other charges incurred through December 31, 2009 (the “Give-Back Premises Rent Termination Date”) (including amounts with respect thereto billed subsequent to such date) under the terms of the Lease. Subject to Section 2(C) below, from and after the Give-Back Premises Rent Termination Date and continuing through the Give-Back Premises Termination Date, Lessee shall pay no Monthly Rent or Operating Expenses, Operating Costs and Real Estate Taxes with respect to its occupancy of the Give-Back Premises.

(B)                               The Lease with regard to the Give-Back Premises shall terminate without payment of damages, expenses, penalty, or any other compensation or consideration from Lessor to Lessee.

(C)                               On or before the Give-Back Premises Termination Date, Lessee shall deliver the Give-Back Premises to Lessor in “as is”, broom clean condition, and free and clear of all tenancies and occupancies, whether by lease, sublease or otherwise; provided that, Lessee may surrender the Give-Back Premises with some or all of the workstations and IT equipment (e.g., phone switch, racks, server) presently located at the Give-Back Premises remaining in place. Such surrender of the Give-Back Premises may be in phases to the extent provided pursuant to Section 6(B) hereunder and the Construction Plan (as hereinafter defined) attached hereto. Notwithstanding the foregoing, in the event that Lessee does not vacate the Give-Back Premises on or before the Give-Back Premises Termination Date due to (i) an event of Lessee Delay (as defined in Section 6(D) below) or (ii) any other reason except a force majeure event or condition, then for each day of such delay in the surrender of the Give-Back Premises beyond the Give-Back Premises Termination Date, Lessee shall be obligated to pay, per diem, one hundred percent (100%) of the Monthly Rent and its proportionate share of Operating Expenses, Operating Costs and Real Estate Taxes that otherwise would have been due and owing had the Give-Back Premises Rent Termination Date not occurred, until such date as Lessee vacates the Give-Back Premises in accordance with this Section 2(C). Upon the full surrender of the Give-Back Premises by Lessee, the parties shall execute a certificate setting forth the date for such event in the form attached hereto as Exhibit C-2 and made a part hereof.

(D)                               From and after the Give-Back Premises Termination Date, Exhibit A-3 to the Lease shall be deemed deleted in its entirety and of no further force and effect.

3.                                      DEMISED PREMISES

(A)                               Following the Give-Back Premises Termination Date, the Lease with regard to the remainder of the Demised Premises shall remain in full force and effect for the remainder of the Lease Term, including any further extension terms provided herein, and shall remain unmodified, except as specifically provided for herein.

(B)                               From and after the Give-Back Premises Termination Date, but subject to the exercise by Lessee of the Hold Space Option, Right of Opportunity and/or Second Extension Option (as hereinafter defined) (in which case the square footage of the Demised Premises shall be increased and/or be deemed increased to reflect the BOMA remeasurement), the Demised Premises shall be deemed to contain 36,600 rentable square feet and shall be identified on the floor plan attached hereto as Exhibit A-2 and made a part thereof.

(C)                               From and after the Give-Back Premises Termination Date, Lessee shall cooperate with Lessor to allow Lessor to remove the interior connecting stairway between the seventh (7th) floor of the Building and the Give-Back Premises, close the slab floor opening remaining after removal of the Connecting Stairway, install carpeting on the re-slabbed area and perform related cosmetic work (the “Connecting Stairway Work”). In connection therewith, (i) Lessee acknowledges that the making of the Connecting Stairway Work may take place during normal business hours, but that Lessor shall perform any Connecting Stairway Work that affects Lessee’s use of the Demised Premises outside of normal business hours unless it is impracticable to do so, (ii) Lessor shall have the right to access the Demised Premises in connection with the Connecting Stairway Work, (iii) to the extent the Connecting Stairway remains open and intact prior to the completion of the Connecting Stairway Work, Lessor and Lessee shall prevent access by their respective employees and other parties under their control to the Connecting Stairway (provided that, the foregoing shall not apply with respect to Lessor’s employees, contractors and other parties under its control who are involved with the planning, performance and oversight of the Connecting Stairway Work); and (iv) the performance of the Connecting Stairway Work shall be subject to the conditions set forth in Sections 22(C) and 44 of the Lease. Notwithstanding the foregoing, (a) if Lessee exercises the Hold Option, Lessor shall not perform the Connecting Stairway Work and the Connecting Stairway shall remain intact for the remainder of the Lease Term, and (b) if Lessee does not exercise the Hold Option, then Lessor shall keep the Connecting Stairway intact and not perform the Connecting Stairwell Work until such time as Lessee has affirmatively waived its exercise of the Hold Option or the time period for Lessee’s exercise of such Hold Option has passed without action on the part of Lessee, whichever is earlier.

(D)                               From and after January 1, 2010 (i.e., the day immediately following the Give-Back Premises Rent Termination Date) and continuing through October 31, 2010 (i.e., the end of the Initial Term):

(1)         The Monthly Rent with respect to the Demised Premises shall be as follows:

Period	Monthly Rent	Annual Amount Per Square Foot

January 1, 2010 — August 31, 2010	$120,963.00	$39.66
September 1, 2010 — October 31, 2010	$123,372.50	$40.45

Such Monthly Rent shall be payable in accordance with the provisions for the payment of Monthly Rent under Section 4 of the Lease. No abatement or other concession whatsoever shall apply to such Monthly Rent.

(2)                                 All of Lessee’s obligations under the Lease with respect to its payments of its proportionate share of Operating Expenses, Operating Costs and Real Estate Taxes (as provided in Section 6 of the Original Lease, as amended by Section 3 of Addendum No. 2 and Section 5 of Addendum No. 3) shall continue unchanged; provided that as a result of Lessee being released from payment of rent for the Give-Back Premises after the Give-Back Premises Rent Termination Date, (i) Lessee’s proportionate share of Operating Expenses (as defined in the Lease) shall be 16.23%; (ii) Lessee’s proportionate share of Operating Costs (as defined in the Lease) shall be 17.09%; and (iii) Lessee’s proportionate share of Real Estate Taxes (as defined in the Lease) shall be 16.23%.

4.                                      FIRST EXTENSION TERM

(A)                               The First Extension Term shall commence on November 1, 2010 (the “First Extension Term Commencement Date”) and shall expire on October 31, 2015 (the “First Extension Term Expiration Date”). The renewal of the Initial Term for the First Extension Term pursuant to this Addendum No. 4 (including the option to further extend the Lease for the Second Extension Term as provided in Section 9 below) is in lieu of, and in full satisfaction of, Lessee’s option to extend the Lease pursuant to Section 8 of the Original Lease, and such Section 8 of the Original Lease is hereby deleted and shall be of no further force or effect.

(B)                               The Monthly Rent during the First Extension Term (the “First Extension Term Monthly Rent”) shall commence to be due and owing on November 1, 2010, and shall be as follows:

Period	First Extension Term Monthly Rent	Annual Amount Per Square Foot

November 1, 2010 — October 31, 2011	$125,050.00	$41.00
November 1, 2011 — October 31, 2012	$127,856.00	$41.92
November 1, 2012 — October 31, 2013	$130,753.50	$42.87
November 1, 2013 — October 31, 2014	$133,681.50	$43.83
November 1,2014 — October 31, 2015	$136,701.00	$44.82

The First Extension Term Monthly Rent shall be payable in accordance with the provisions for the payment of Monthly Rent under Section 4 of the Lease. No abatement or other concession whatsoever shall apply to the First Extension Term Monthly Rent. The foregoing notwithstanding, Lessor agrees to abate and forgive the First Extension Term Monthly Rent in the aggregate amount of Three Hundred Seventy-Five Thousand One Hundred Fifty and 00/100 Dollars ($375,150.00), such abatement to be applied in six (6) equal consecutive monthly installments of Sixty-Two Thousand Five Hundred Twenty-Five and 00/100 Dollars ($62,525.00) each against the First Extension Term Monthly Rent due and owing from November 2010 through April 2011.

(C)                               From and after November 1, 2010, all of Lessee’s obligations with respect to its payments of its proportionate share of Operating Expenses, Operating Costs and Real Estate Taxes (as provided in Section 6 of the Original Lease, as amended by Section 3 of Addendum No. 2, Section 5 of Addendum No. 3 and Section 3(D) of this Addendum No. 4) shall continue unchanged. Notwithstanding the foregoing, Lessor agrees to abate and forgive fifty percent (50%) of Lessee’s proportionate share of Operating Expenses, Operating Costs and Real Estate Taxes under the Lease (as amended hereby) due and owing during the first six (6) months of the First Extension Term (i.e., November 2010 through April 2011). In connection therewith, (1) Lessee’s Estimated Payments with respect to Operating Expenses, Operating Costs and Real Estate Taxes during such months shall be adjusted to reflect such abatement, and (2) Lessee’s Net Obligations attributable to such months (i.e., as set forth in the true-up statements delivered by Lessor pursuant to Section 6(J) of the Original Lease with respect to calendar years 2010 and 2011, as applicable) shall be adjusted to reflect such abatement.

5.                                      ADDENDUM NO. 4 LETTER OF CREDIT

(A)                               Simultaneously with its execution of this Addendum No. 4, Lessee shall, at its election, deliver to Lessor either (1) an unconditional, irrevocable letter of credit in the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00) (the “Replacement Letter of Credit”) or (2) an amendment to the existing letter of credit issued by Citizens Bank and delivered by Lessee pursuant to Section 5 of the Original Lease in the amount of One Hundred Seventy Thousand Three Hundred Sixty-Seven and 16/100 Dollars ($170,367.16) (the “Current Letter of Credit”), which amendment shall increase the Current Letter of Credit by Twenty-Nine Thousand Six Hundred Thirty-Two and 84/100 Dollars ($29,632.84) to a total amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00) (the “Amended Letter of Credit”) (with the Replacement Letter of Credit and the Amended Letter of Credit, as the case may be, being hereinafter referred to as the “Addendum No. 4 Letter of Credit”). The Addendum No. 4 Letter of Credit shall serve as security for the payment and performance by Lessee of all of Lessee’s obligations, covenants, conditions and agreements under the Lease (as amended hereby). The Addendum No. 4 Letter of Credit shall be in a form reasonably acceptable to Lessor, and shall reference this Addendum No. 4. Landlord hereby approves Citizens Bank as the issuer of the Addendum No. 4 Letter of Credit.

(B)                               Lessor’s rights and obligations with respect to the Addendum No. 4 Letter of Credit and its ability to draw thereon in the event of a default by Lessee under the Lease (as amended hereby) shall continue to be governed by Section 5 of the Lease (as amended by this Section 5 hereunder), except that from and after the date hereof:

(i)                                     Any and all references in Section 5 of the Original Lease to “Deposit” and

“Letter of Credit” shall be deemed to refer to the Addendum No. 4 Letter of Credit.

(ii)                                  The entire first (1st) paragraph of Section 5 of the Original Lease shall be deemed deleted and of no further force and effect.

(iii)                               Clause (g) in the second (2nd) paragraph of Section 5 of the Original Lease shall be deemed deleted and replaced with the following: “(g) at least thirty (30) days prior to then-current expiration date of such letter of credit, either (1) renewed (or automatically and unconditionally extended) from time to time through the sixtieth (60th) day after the expiration of the First Extension Term (including any further extensions thereof), or (2) replaced with cash in the amount of Two Hundred Thousand and 00/100 Dollars ($200,000.00). If Lessee elects to replace the letter of credit with cash as provided in the immediately foregoing sentence, then (1) such cash deposit shall thereafter be referred to as the ‘Addendum No. 4 Security Deposit’, and any and all references in this Lease to ‘Addendum No. 4 Letter of Credit’ shall be deemed deleted and replaced with ‘Addendum No. 4 Security Deposit’; and (2) Lessor shall have the right, but shall not be obligated, to apply all or any portion of such cash deposit to cure any default by Lessee beyond any applicable notice and cure period under this Lease, in which event Lessee shall be obligated to promptly deposit with Lessor the amount necessary to restore the deposit to its original amount.”

(iv)                              The last sentence of the second (2nd) paragraph of Section 5 of the Original Lease shall be deemed deleted and of no further force or effect.

(v)                                 The following language shall be deemed added to Section 5 of the Original Lease as the fourth (4th) and third (3rd) to last sentences of the second (2nd) paragraph thereof: “Except as otherwise expressly set forth in the Lease, Lessor shall only draw upon the Addendum No. 4 Letter of Credit upon the occurrence of a default (or if Lessor is precluded by law from sending any notice necessary to establish that a default has occurred, the failure of Lessee to make any payment of rent within five (5) business days after the same is due). Upon the occurrence of a default beyond any applicable notice and cure period under this Lease, Lessor shall be entitled to draw on the Addendum No. 4 Letter of Credit in whole or in part and apply cash then held as a security deposit (including any amount(s) drawn on the Letter of Credit) in the amount necessary to cure the applicable default.”

(C)                               If Lessee elects to deliver a Replacement Letter of Credit hereunder, then within five (5) business days following Lessee’s delivery thereof: (1) Lessor shall return to Lessee the Current Letter of Credit (provided, that Lessee or the issuing bank shall send Lessor an acknowledgment of its receipt of the Current Letter of Credit), and (2) Lessor shall execute any commercially reasonable document(s) requested by the issuer of such letter of credit in order to effect a cancellation of the Current Letter of Credit.

6.                                      TURNKEY BUILDOUT

(A)                               Lessor shall provide Lessee with a “turnkey” build-out of the Demised Premises (the “Turnkey Buildout”), based on the preliminary pricing and scope of work described in Exhibit D-1 attached hereto and made a part hereof (the “Preliminary Pricing”). The Turnkey Buildout will include the hard and soft costs associated with the construction of improvements to the Demised Premises, including, without limitation, the costs of the Connecting Stairway Work and Lessor’s project management fees and architectural and engineering fees in connection therewith. Should the final pricing of the Turnkey Buildout increase by more than five percent (5%) from the Preliminary Pricing due to (i) a change in scope of work requested by Lessee, (ii) further clarification of representations or assumptions made by Lessee that were underlying the Preliminary Pricing, or (iii) a Lessee Delay (as hereinafter defined), then any costs of the Turnkey Buildout in excess of the sum of (x) the Preliminary Pricing and (y) five percent (5%) of the Preliminary Pricing (the “Excess Costs”) shall either, at Lessee’s election, (a) be paid directly by Lessee to Lessor within ten (10) days following an invoice for such costs accompanied by reasonable backup documentation of such costs, or (b) be treated as an assumed loan, which shall be fully amortized over the remainder of the Lease Term (including the First Extension Term) from and after the date of election in equal monthly installments. If Lessee elects option (b) in the immediately preceding sentence, Lessee shall be obligated to pay, as additional rent under the Lease (as amended hereby), the monthly amortized amount of the Excess Costs together with interest on the outstanding balance of such costs at a fixed annual rate equal to nine percent (9%) per annum. The amount of such monthly payments shall be confirmed in writing by the parties following Lessee’s election to amortize the Excess Costs. If the Lease (as amended hereby) is terminated prior to the expiration of the Lease Term hereof for any reason other than a default of Lessor, Lessee shall, upon demand, deliver to Lessor a repayment of the Excess Costs equal to the then-current balance of the assumed loan as of the termination date.

(B)                               Lessor and Lessee have mutually agreed upon a final schematic drawing and design and construction schedule (the “Construction Plan”), which is attached hereto as Exhibit D-2 and made a part hereof. The Construction Plan sets forth, among other items, (1) the frequency and procedures for progress updates and site visits, and (2) the phasing of Lessee’s move-out of the Give-Back Premises. Lessee agrees not to unreasonably withhold, condition or delay its approval of (i) plans and specifications (working and final) for the Turnkey Buildout that are submitted for Lessee’s review by Lessor, Lessor’s architect and/or Lessor’s contractor and (ii) any modifications that increase the construction budget, unless, however, the modification causes there to be any Excess Cost, in which event Lessee may withhold approval in its sole discretion (except to the extent such modification is required to comply with Applicable Laws (as hereinafter defined) (a “Required Modification”), in which case Lessee’s consent may not be unreasonably withheld, delayed or conditioned, but with Lessee expressly having the right to request value engineering in connection with such Required Modification). The timeframes for the preparation and review of such plans and specifications and/or budgetary modifications shall be as set forth in the Construction Plan, and shall be strictly adhered to. Upon the Substantial Completion of the Turnkey Buildout, the parties shall execute a certificate setting forth the date for such event in the form attached hereto as Exhibit C-1 and made a part hereof.

(C)                               Lessor will contract for the improvements to the Demised Premises in connection with the Turnkey Buildout and will select a general contractor and subcontractors. Lessor’s project management fee shall be equal to three and one-half percent (3.5%) of the construction bid. Lessor hereby approves Lessee’s request that TPG/The Phillip’s Group be retained as Lessor’s architect in connection with the Turnkey Buildout.

(D)                               For purposes of this Addendum No. 4, “Lessee Delay” shall be defined as follows: to the extent that Lessor has an obligation to design, construct, repair, rebuild, restore, install, order, obtain or complete any improvements in connection with the Turnkey Buildout, a delay in Lessor’s completion thereof caused by:

(i)                                     Lessee’s request for value engineering (including, without limitation, in connection with a Required Modification pursuant to Section 6(B) above) or any changes to any drawings, plans or specifications for the Turnkey Buildout (notwithstanding Lessor’s approval of such changes) after Lessor and Lessee have approved such drawings, plans or specifications;

(ii)                                  Lessee’s request for improvements, items, materials, finishes or installations (“Items/Finishes”) that are not consistent with the standards to which the base building systems have been designed; provided that, (1) Lessor (or Lessor’s contractor) shall notify Lessee of such lack of consistency with base building systems standards at the time such Item/Finish is requested or as soon as reasonably possible thereafter, and (2) following such notice, Lessee shall have a reasonable time period to reasonably select an alternative Item/Finish;

(iii)                               Lessee’s request for Items/Finishes, other than (a) high temperature sprinkler heads or (b) Items/Finishes that match or are substantially similar to Lessee’s existing standard Items/Finishes (“Lessee Standard Items/Finishes”), that are not available as needed to meet Lessor’s (or Lessor’s contractor’s) schedule for Substantial Completion; provided that, (1) Lessor (or Lessor’s contractor) shall notify Lessee of any potential long lead items to the extent known to Lessor (or Lessor’s contractor) at the time such material, finish or installation is requested or as soon as reasonably possible thereafter, and (2) if the particular Item/Finish that is not available is a Lessee Standard Item/Finish, and the request for such Item/Finish cannot reasonably be accommodated within a reasonable period of time, then Lessee shall reasonably select an alternative Item/Finish;

(iv)                              Lessee’s request for or design of improvements that include items or improvements not typically found in the office space at first-class office buildings of comparable age and size in the downtown area of the District of Columbia; provided that, Lessor and Lessee agree that the design of a new IT equipment room for Lessee in the Demised Premises (replacing Lessee’s current IT equipment room which is located within the Give-Back Premises) shall be considered a typical improvement for purposes of this subsection (iv) so long as the design thereof substantially replicates the design of the existing IT equipment room;

(v)                                 Lessee’s or Lessee’s agent’s, representative’s or contractor’s interference with the work of Lessor, Lessor’s architect, or Lessor’s contractor; provided that, Lessor shall reasonably endeavor to provide Lessee with an opportunity to eliminate such conduct or circumstances that would constitute Lessee Delay under this subsection (v) by attempting to contact by telephone Peter Smichenko, Director of Real Estate and Administration, Phone (617) 331-6988 or Maria Rivera, DC Office Manager, Phone 202-294-6982 (or such other management officials as may be reasonably designated by Lessee), to explain the issue at hand;

(vi)             Lessee’s unreasonable withholding, conditioning or delaying of approval to (1) the plans and specifications prepared in connection with the Turnkey Buildout, and (2) any modifications to the construction budget to the extent the same are required to comply with Applicable Laws (i.e., a Required Modification pursuant to Section 6(B) above);

(vii)            Lessee’s failure to fully and timely comply with all deadlines and other terms and conditions of the Construction Plan or this Addendum No. 4; or

(viii)           any other act or omission by Lessee, or any employee, architect, agent, representative or contractor of Lessee (each party other than Lessee itself being a “Lessee Party”) constituting a Lessee Delay under the terms and conditions of this Addendum No. 4 or the Construction Plan attached hereto; provided that, if Lessor has actual knowledge of such act or omission by a Lessee Party immediately after such act or omission occurs, Lessor shall reasonably endeavor to provide Lessee with an opportunity to eliminate such conduct or circumstances that would constitute Lessee Delay under this subsection (viii) by attempting to contact by telephone Peter Smichenko, Director of Real Estate and Administration, Phone (617) 331-6988 or Maria Rivera, DC Office Manager, Phone 202-294-6982 (or such other management officials as may be reasonably designated by Lessee), to explain the issue at hand.

(E)           For purposes of this Addendum No. 4, “Substantial Completion” or “Substantially Completed” means that the construction of improvements to the Demised Premises in connection with the Turnkey Buildout has been completed, as reasonably determined by Landlord’s architect (based on the ability of Tenant to beneficially use and occupy such improved portions of the Demised Premises for their intended purposes), in accordance with (a) the applicable provisions of this Addendum No. 4 and the Construction Plan attached hereto, (b) the plans and specifications for such work, and (c) all Applicable Laws, except for minor details of construction, decoration and mechanical adjustments, if any, the noncompletion of which does not materially interfere with Lessee’s use of the Demised Premises or which in accordance with good construction practices should be completed after the completion of other work in the Demised Premises or Building.

7.             HOLD SPACE

(A)          Provided no default by Lessee exists on the date Lessee notifies Lessor of its intent to exercise this right, Lessee shall have the option to add to the Demised Premises an additional area of approximately 3,557 - 5,251 square feet (as determined by Lessor and measured under BOMA) of rentable area on the sixth (6th) floor of the Building, as indicated on the floor plan attached hereto as Exhibit A-3 and made a part hereof (such space being identified as the “Hold Space”, and such option being hereinafter referred to as the “Hold Space Option”), which Hold Space is a portion of the Take-Back Premises. The Hold Space shall, at minimum, consist of the space identified on Exhibit A-3 as “Space B.” Lessor may, at its option, also include as part of the Hold Space all or a portion of the space identified on Exhibit A-3 as “Space C.” The final configuration of the Hold Space is subject to code compliance. Lessor shall deliver the Hold Space separately demised from the remainder of the sixth (6th) floor with a demising wall constructed, but Lessor shall have no obligation to perform any further work with respect to the Hold Space or the delivery thereof. Lessee may exercise the Hold Space

Expansion Option by giving written notice to Lessor no later than September 30, 2010 (the “Lessee Hold Space Option Notice”). If Lessee delivers the Lessee Hold Space Option Notice, Lessor shall deliver the Hold Space to Lessee not later than four (4) months following the date of Lessee’s Hold Space Option Notice (the “Anticipated Hold Space Delivery Date”). Lessee may not lease less than all of the Hold Space. Lessee shall have no right to rescind its election to lease the Hold Space. Prior to September 30, 2010, Lessor shall have no right to lease or license Space B to a third party, but such space may be utilized by Lessor or its affiliate or parent entities for internal use. Upon Lessee’s acceptance of possession of Hold Space, Lessor and Lessee shall execute a certificate specifying the Hold Space Commencement Date and the Hold Space Rent Commencement Date in the form attached hereto as Exhibit E.

(B)          Lessee’s exercise of the Hold Space Option shall be subject to the following conditions: (i) Lessee shall accept the Hold Space as part of the Demised Premises, in its then “as is” condition; (ii) the term of the Lease with regard to the Hold Space (the “Hold Space Term”) shall commence on the date on which Lessor delivers possession of the Hold Space to Lessee (the “Hold Space Commencement Date”), and the Hold Space Term shall be coterminous with the Lease Term and any further extension thereof; (iii) Lessee’s obligation to pay Monthly Rent for the Hold Space (the “Hold Space Monthly Rent”) shall commence on the earlier of (a) the date that is sixty (60) days following the Hold Space Commencement Date and (b) the date upon which Lessee commences occupancy of the Hold Space for its actual conduct of business (the “Hold Space Rent Commencement Date”); (iv) Section 6 of the Original Lease (as amended by Section 3 of Addendum No. 2, Section 5 of Addendum No. 3 and Section 3(D) of this Addendum No. 4) shall continue to be in full force and effect with respect to Hold Space, provided that with respect thereto: (1) Lessee’s Proportionate Share of Operating Expenses and Real Estate Taxes shall be computed based on a fraction, the numerator of which is the rentable square footage of the Hold Space and the denominator of which is the total of the rentable office and retail area in the Building measured as of the Hold Space Rent Commencement Date, (2) Lessee’s Proportionate Share of Operating Costs shall be computed based on a fraction, the numerator of which is the rentable square footage of the Hold Space and the denominator of which is the total of the rentable office area in the Building measured as of the Hold Space Commencement Date and (3) Lessee shall be liable for, and shall commence Estimated Payments of, Operating Expenses, Operating Costs and Real Estate Taxes on the Hold Space Rent Commencement Date; (iv) the Monthly Rent for the Hold Space (the “Hold Space Monthly Rent”) on a square foot basis shall be equal to the then-escalated Monthly Rent of the Demised Premises per rentable square foot, and thereafter for the Lease Term the Hold Space Monthly Rent shall be subject to escalations at the same time and at the same rate as with respect to the Demised Premises (but with no abatement of Hold Space Monthly Rent being provided in connection therewith); and (v) all other terms and conditions of the Lease (as amended hereby) shall be generally applicable to the Hold Space, except as the same are specifically modified by the mutual agreement of the parties at that time.

(C)          Lessor shall provide to Lessee a cash construction allowance (the “Hold Space Allowance”) equal to the product of (i) a fraction, the numerator of which is the rentable square footage of the Hold Space, and the denominator of which is the rentable square footage of the Demised Premises exclusive of the Hold Space), (ii) a fraction, the numerator of which is the number of days remaining in the Lease Term as of the Hold Space Rent Commencement Date,

and the denominator of which is the total number of days in the Lease Term from and after January 1, 2010, and (iii) $563,819.36 (i.e., the total project budget for the Turnkey Buildout as listed on the Preliminary Pricing). The Hold Space Allowance may be used to pay (i) the “hard” and “soft” costs of any improvements to be constructed or installed by Lessee within the Hold Space (the “Hold Space Improvements”) (including all architectural, engineering, design, cabling, wiring, sprinkler system, fire/life safety equipment and permit fees), and (ii) the Excess Costs and/or the costs of any Alterations to the Demised Premises not inclusive of the Hold Space (the “Non Hold Space Improvements”); provided that, if Lessee elects to use a portion of the Hold Space Allowance for Non Hold Space Improvements, then the Hold Space Improvements must be finished to, at minimum, a level in keeping with the standards for finishes of office space in first-class office buildings in downtown Washington, D.C. Lessee shall not be entitled to a credit for Hold Space Monthly Rent for any unused portion of the Hold Space Allowance. The Hold Space Improvements shall be designed, constructed and performed and the Hold Space Allowance shall be disbursed in accordance with Section 12 of the Original Lease and the provisions of this Section 7(C) hereunder.

In connection with the Hold Space Improvements, Lessee shall select an architect and an engineer, subject to Lessor’s reasonable approval. Lessor and Lessee shall develop a mutually satisfactory architectural design schedule and construction schedule. Lessee is required to submit to Lessor design and architectural drawings (the “Hold Space Improvements Design Drawings”) and mechanical and electrical working drawings (the “Hold Space Improvements Working Drawings”) for all of the Hold Space Improvements. Construction of any Hold Space Improvements will not be commenced until the appropriate final approvals of the Hold Space Design Drawings and Hold Space Working Drawings are obtained, which approvals by Lessor shall not be unreasonably withheld, delayed or conditioned. Lessee is responsible for the payment of all architectural and engineering fees, which shall be debited against the Hold Space Allowance. Lessee shall obtain at its sole expense all occupancy and building permits necessary for Lessee to lawfully improve and occupy the Hold Space during the then remaining Lease Term (and any extensions thereof), which may also be funded out of the Hold Space Allowance.

The Hold Space Allowance shall be disbursed by Lessor, from and after the Hold Space Commencement Date, but not later than the date that is six (6) months following the Hold Space Commencement Date, on a monthly basis as costs are incurred, to (i) Lessee for reimbursement of approved expenditures made by Lessee; or (ii) directly to Lessee’s general contractors, architects and engineers (but not other vendors or subcontractors), such direct disbursements to be made only upon Lessor’s receipt of a written request from Lessee authorizing such disbursements. In order to request a disbursement of the Hold Space Allowance by Lessor, Lessee shall submit to Lessor (i) executed service or work contracts with contractors (reasonably approved by Lessor) for work to be performed and in which an advance payment is required; (ii) construction requisitions for work in progress with a certification of a space planner or architect that the work has been completed to the level specified in the requisition; (iii) paid invoices for fully completed services or construction work, with any such construction work previously reviewed and reasonably approved by Lessor; and/or (iv) such other documents and information as Lessor may reasonably request. Lessee shall also furnish Lessor with partial lien waivers from its general contractor(s) and subcontractors, current through the most recent requisition of the Hold Space Allowance, and a final release of lien from any contractor whose work has been completed, it being understood that all contracts with general contractors shall provide for a retainage of 10% or such lower amount as may be reasonably approved by Lessor, such retainage to be paid upon delivery of the lien release and receipt of a certificate from the architect stating that such work has been completed (including completion of the “punch list”). Lessor shall promptly review the requisition materials submitted by Lessee, and, provided such materials are complete, and further provided that the aggregate disbursements of the Hold Space Allowance (including the disbursement then being requisitioned by Lessee) do not exceed the total amount of the Hold Space Allowance, Lessor shall make the requested disbursement in accordance with the following schedule: if Lessor receives Lessee’s requisition materials on or before the twentieth (20th) day of a month, Lessor will make the requested disbursement not later than on the last day of the first calendar month following the calendar month during which Lessor received such requisition materials (it being understood that if Lessor receives Lessee’s requisition materials after the twentieth (20th) day of a month, Lessor will make such disbursement not later than on the last day of the second calendar month following the calendar month during which Lessor received such requisition materials). In the event the request is not complete with regard to the supporting documentation, then Lessor shall promptly notify Lessee of the deficiency.

In connection with the Hold Space Improvements, Lessor’s affiliate, Tishman Speyer (“TS”) shall, at Lessee’s election, act as Lessee’s project manager for which TS shall be paid a fee of three and one-half percent (3.5%) of the construction bid for the Hold Space Improvements, such fee to be debited from the Hold Space Allowance. If Lessee does not elect to utilize TS as its project manager, TS shall monitor the work on behalf of Lessor, for which TS shall be paid a fee of one percent (1%) of the construction bid for the Hold Space Improvements, such fee to be debited against the Hold Space Allowance.

(D)          From and after the Hold Space Rent Commencement Date, Lessee shall be provided with (i) additional parking permits (at the prevailing market rate for such permits) in the ratio of one (1) contract for every fifteen hundred (1,500) square feet of rentable area in the Hold Space (BOMA measured), with such entitlement to parking permits being otherwise subject to Section 10 of this Addendum No. 4, and (ii) its pro rata share of additional directory strips in the building directory.

8.             RIGHT OF OPPORTUNITY

(A)          Right of Opportunity.

(1)              Subject to the provisions of this Section 8, if, during the Lease Term (but not any further extensions thereof), if any portion of the Give-Back Premises becomes available for lease from Lessor (or Lessor reasonably anticipates that such space will become available for lease from Lessor) (the “ROFO Space”), Lessor shall so notify Lessee (the “Lessor’s ROFO Notice”) of the anticipated availability date (the “ROFO Commencement Date”), and Lessee shall have the right to lease all (but not less than all) of the ROFO Space (the “Right of Opportunity”) by delivering Lessee’s notice of such election to Lessor (“Lessee’s ROFO Notice”) within ten (10) business days after Lessor gives Lessor’s ROFO Notice to Lessee.

(2)           Any provision of the Lease (as amended hereby) to the contrary notwithstanding, Lessee’s Right of Opportunity shall be subject to the following:

(a)              With respect to any ROFO Space available for lease as of the Give-Back Premises Termination Date, Lessee’s Right of Opportunity shall not apply to such ROFO Space until Lessor has entered into a lease with a third-party tenant for such ROFO Space containing such terms as Lessor deems acceptable in Lessor’s sole discretion (including, without limitation, any fixed expansion or extension rights that Lessor might grant such tenant(s) for such ROFO Space) with a third-party tenant and the term of such lease has expired with respect to such ROFO Space (including, without limitation, the expiration of any lease term extension period(s)) or otherwise been terminated.

(b)              If Lessee notifies Lessor that Lessee elects not to lease a ROFO Space or if Lessee fails to timely deliver Lessee’s ROFO Notice to Lessor with respect thereto, Lessee’s Right of Opportunity shall not apply to such ROFO Space until Lessor has thereafter entered into a lease for such ROFO Space with a third-party tenant under one or more leases containing such terms as Lessor deems acceptable in Lessor’s sole discretion (including, without limitation, any right of opportunity or other expansion rights that Lessor might grant such tenant(s) for such ROFO Space) and Lessor’s Right of Opportunity shall not apply to such space until the term of such lease has expired with respect to such ROFO Space (including, without limitation, the expiration of any lease term extension period(s)) or otherwise been terminated.

(c)              The fixed expansion or extension rights of the third party tenant(s) taking all or any portion of the Give-Back Premises pursuant to the initial lease-up following Lessee’s surrender of the Give-Back Premises hereunder (a “Lease-Up Tenant’s Rights”).

(B)          Conditions to Exercise. Lessee’s exercise of its Right of Opportunity shall be subject to the following conditions at the time of such exercise: (i) the Lease (as amended hereby) is in full force and effect; (ii) no default by Lessee then exists beyond any applicable notice and cure period; (iii) Lessee has timely exercised the Right of Opportunity, with time being of the essence; (iv) the Lease (as amended hereby) had not been assigned in a transaction requiring Lessor’s consent pursuant to Section 11 of the Original Lease (as amended and restated by Section 12 below) (Lessor acknowledging that Lessor’s consent is not required for an assignment of the Lease or sublet of the Demised Premises to any subsidiary, affiliate or successor (as those terms are defined in Section 11 of the Original Lease)); and (v) Lessee is occupying for the conduct of Lessee’s business therein more than seventy percent (70%) of the rentable area of the Demised Premises. If Lessee exercises its Right of Opportunity, Lessee may not thereafter revoke such exercise.

(C)          Condition of ROFO Space. Lessee shall take the ROFO Space in “as is” condition.

(D)          ROFO Space Rent. The annual rate for Monthly Rent payable for an applicable ROFO Space shall be the annual ROFO Rate for the ROFO Space as of the ROFO Commencement Date (the “ROFO Calculation Date”), with such ROFO Rate being escalated annually on each anniversary of the ROFO Calculation Date by the market escalation rate that shall be determined as part of the determination of the ROFO Rate. The “ROFO Rate” shall mean the Market Base Rent (as defined in Section 8 of the Original Lease). Subject to the provisions of this Section, the calculation of ROFO Rate shall take into account all relevant factors. If the ROFO Rate includes any out-of-pocket monetary concession (such as a tenant improvement allowance) to be provided by Lessor, Lessor shall have the option to either directly provide such monetary concession or indirectly provide such monetary concession by equitably reducing the ROFO Rate by the economic value of such concession over the then remaining Term.

(E)           Procedure for Determining Monthly Rent.

(1)              Lessor shall advise Lessee (the “ROFO Rent Notice”) of Lessor’s determination of ROFO Rate within ten (10) days after receiving Lessee’s ROFO Notice. If Lessee does not accept Lessor’s determination of the ROFO Rate, the parties shall meet and seek in good faith to reach agreement on the ROFO Rate during the thirty (30) day period that begins when Lessor receives Lessee’s ROFO Notice (the “ROFO Negotiation Period”).

(2)              If Lessor and Lessee do not agree upon the ROFO Rate in writing within the ROFO Negotiation Period, the provisions of Section 9(D)(2) below shall govern the determination of the ROFO Rate, except that all references in Section 9(D)(2) to:

the “Extension Rate” shall mean the “ROFO Rate,”

the “Extension Negotiation Period” shall mean the “ROFO Negotiation Period;” and the “Extension Rent Notice” shall mean the “ROFO Rent Notice.”

If the Monthly Rent payable for a ROFO Space is not determined prior to the day on which Lessee commences to lease the ROFO Space, Lessee shall pay Monthly Rent for the ROFO Space in an amount equal to the rentable square foot rate then payable for the then current Demised Premises (the “ROFO Interim Rent”). Upon final determination of the Monthly Rent for the ROFO Space, Lessee shall commence paying such Monthly Rent as so determined, and within ten (10) days after such determination Lessee shall pay any deficiency in prior payments of Monthly Rent or, if the Monthly Rent as so determined shall be less than the ROFO Interim Rent, Lessee shall be entitled to a credit against the next succeeding installments of Monthly Rent in an amount equal to the difference between each installment of ROFO Interim Rent and the Monthly Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped.

(F)           Except to the extent expressly set forth in this Section to the contrary, if Lessee elects to lease ROFO Space, such space shall become subject to the Lease (as amended hereby) upon the same terms and conditions as are then applicable to the then current Demised Premises. The foregoing notwithstanding, any tenant improvement allowances, free rent periods, moving allowances or other special concessions granted to Lessee with respect to the then current Demised Premises shall not apply to the ROFO Space.

(G)          If Lessee exercises its right to lease ROFO Space, the term of Lessee’s lease of the ROFO Space shall: (a) commence upon the date (the “ROFO Space Commencement Date”) that is the later of: (i) the date of availability specified in Lessor’s ROFQ Notice, or (ii) the date Lessor tenders possession of the ROFO Space in the condition required under Section 8(C) above, and (b) expire upon the expiration of the Lease Term, including any further extensions thereof. Provided Lessor has complied with the terms of the following sentence, Lessor will have no liability to Lessee if Lessor does not deliver the ROFO Space to Lessee on the date of availability specified in Lessor’s ROFO Notice for any causes beyond the reasonable control of Lessor. Lessor will promptly commence and diligently pursue obtaining possession of the ROFO Space (including, if necessary, by initiating legal proceedings) so that Lessor can tender the ROFO Space to Lessee; provided, however, if Lessor has not tendered possession of the ROFO Space to Lessee within one hundred eighty (180) days after the date of availability specified in Lessor’s ROFO Notice (which date shall not be extended by Force Majeure), Lessee’s sole remedy shall be to terminate its election to lease the ROFO Space by notifying Lessor in writing within thirty (30) days after the expiration of said one hundred eighty (180) day period. Lessor shall have no obligation to make any payment to the occupant or to give any other concession to such occupant in order to induce such occupant to vacate and surrender possession of any ROFO Space.

(H)          Recomputation. Except to the extent expressly set forth in the Lease (as amended hereby) to the contrary, upon Lessee’s leasing of ROFO Space, the rentable area of the Demised Premises and term “Demised Premises” shall be deemed amended to include such ROFO Space and Lessee’s proportionate share and all other computations made under the Lease (as amended hereby) based upon or affected by the rentable area of the Demised Premises shall be recomputed to include such ROFO Space; provided that, the computation of the square footage of the ROFO Space shall be based on BOMA.

(I)            Parking and Directory Strips. From and after the ROFO Space Commencement Date, Lessee shall be provided with (i) additional parking permits (at the prevailing market rate for such permits) in the ratio of one (1) contract for every fifteen hundred (1,500) square feet of rentable area in the ROFO Space (BOMA measured), with such entitlement to parking permits being otherwise subject to Section 10 of this Addendum No. 4, and (ii) its pro rata share of additional directory strips in the building directory.

9.             SECOND EXTENSION TERM

(A)          Second Extension Term. Lessee shall have the right to extend the Lease Term for all of the Demised Premises for one (1) additional extension term of five (5) years (the “Second Extension Term,” and with the option hereunder referred to as the “Second Extension Option”). The Second Extension Term, if exercised, shall commence on November 1, 2015 (the “Second Extension Term Commencement Date”) and expire on October 31, 2020, unless the Second Extension Term shall sooner terminate pursuant to any of the terms of the Lease (as amended hereby) or otherwise. The Second Extension Term shall commence only if Lessee notifies Lessor in writing (an “Extension Notice”) of Lessee’s exercise of the Second Extension Option not earlier than May 1, 2014 nor later than August 1, 2014.

The Second Extension Term shall be upon all of the agreements, terms, covenants and conditions of the Lease (as amended hereby), except that (x) the Monthly Rent for the Second Extension Term (the “Second Extension Term Monthly Rent”) shall be determined as provided in Section 9(C) hereunder, (y) the Demised Premises shall be deemed to consist of 39,624 rentable square feet (i.e., as re-measured under BOMA), and (z) Lessee shall have no further right to extend the Lease Term beyond the Second Extension Term.

Upon the commencement of the Second Extension Term, any reference to the “Lease Term,” the “term of this Lease” or any similar expression shall be deemed to include the Second Extension Term and the expiration of the Second Extension Term shall become the expiration date of the Lease. Any termination, cancellation or surrender of the entire interest of Lessee under the Lease (as amended hereby) at any time during the Lease Term shall terminate any right of extension of Lessee hereunder.

(B)          Conditions to Exercise. Lessee’s exercise of any right to extend the Lease Term for the Second Extension Term shall be subject to the following conditions at the time of such exercise: (i) the Lease (as amended hereby) is in full force and effect; (ii) no default by Lessee under the Lease then exists beyond any applicable notice and cure period; (iii) Lessee has timely exercised the extension option, with time being of the essence; (iv) the Lease (as amended hereby) has not been assigned, other than to a subsidiary, affiliate or successor, or (v) not more than thirty percent (30%) of the Demised Premises is then under sublet, other than to a subsidiary, affiliate or successor. Except as expressly set forth in Section 9(D)(2) below, if Lessee exercises the Second Extension Option, Lessee may not thereafter revoke such exercise.

(C)          Second Extension Term Monthly Rent.

(1)              The Second Extension Term Monthly Rent shall be based on the annual Extension Rate for the Demised Premises as of the Second Extension Term Commencement Date (the “Extension Calculation Date”), with such Extension Rate being escalated annually on each anniversary of the Extension Calculation Date by the market escalation rate that shall be determined as part of the determination of the Extension Rate (the “Escalation Rate”). “Extension Rate” shall mean the Market Base Rent (as defined in Section 8 of the Original Lease). Subject to the provisions of this Section, the calculation of the Extension Rate shall take into account all relevant factors. If the Extension Rate includes any out-of-pocket monetary concession (such as a tenant improvement allowance) to be provided by Lessor, Lessor shall have the option to either directly provide such monetary concession or indirectly provide such monetary concession by equitably reducing the Extension Rate by the economic value of such concession over the then remaining Term.

(D)          Procedure for Determining Second Extension Term Monthly Rent.

(1)              Lessor shall advise Lessee (the “Extension Rent Notice”) of Lessor’s determination of the Extension Rate within thirty (30) days after receiving the Extension Notice. If Lessee does not accept Lessor’s determination of the Extension Rate, the parties shall meet and seek in good faith to reach agreement on the Extension Rate during the thirty (30) day period that begins when Lessee receives the Extension Rent Notice (the “Extension Negotiation

Period”).

(2)           If Lessor and Lessee do not agree upon the Extension Rate in writing within the Extension Negotiation Period, such disagreement shall, unless Lessee revokes the exercise of the Second Extension Option by written notice to Lessor given no later than five (5) business days following expiration of the Extension Negotiation Period, be resolved by arbitration in accordance with the then prevailing Expedited Procedures of the American Arbitration Association or its successor for arbitration of commercial disputes, except that the Expedited Procedures shall be modified as follows:

(a)              Either party may start the arbitration process by notifying the other party that the notifying party desires that the Extension Rate be resolved by arbitration, which notice shall include the name and address of the person to act as the arbitrator on the notifying party’s behalf. The arbitrator shall be a real estate broker with at least ten (10) years full-time commercial brokerage experience who is familiar with the Extension Rate of office space in first-class office buildings in the downtown area of the District of Columbia. Within ten (10) business days after the service of the demand for arbitration, the receiving party shall give notice to the party demanding arbitration specifying the name and address of the person designated by the receiving party to act as arbitrator on its behalf, which arbitrator shall be similarly qualified. If the receiving party fails to notify the party demanding arbitration of the appointment of the receiving party’s arbitrator within such ten (10) business day period, and such failure continues for three (3) business days after the demanding party delivers a second notice to the receiving party, then the arbitrator appointed by the demanding party shall be the arbitrator to determine the Extension Rate for the Demised Premises.

(b)              If two (2) arbitrators are chosen pursuant to Subsection (a) above, the arbitrators so chosen shall meet within ten (10) business days after the second arbitrator is appointed and shall seek to reach agreement on Extension Rate. If within twenty (20) business days after the second arbitrator is appointed the two (2) arbitrators do not reach agreement on the Extension Rate, then the two (2) arbitrators shall appoint a third arbitrator, who shall be a competent and impartial person with qualifications similar to those required of the first two (2) arbitrators. If they do not agree upon such appointment within five (5) business days after expiration of such twenty (20) business day period, the third arbitrator shall be selected by the parties themselves. If the parties do not agree on the third arbitrator within five (5) business days after expiration of the foregoing five (5) business day period, then either party, on behalf of both, may request appointment of such a qualified person by the then president of the Greater Washington Commercial Association of REALTORS®, or the successor organization thereto. The third arbitrator shall decide the dispute, if it has not been previously resolved, by following the procedures set forth in Subsection (c) below. Each party shall pay the fees and expenses of its respective arbitrator and both shall share the fees and expenses of the third arbitrator. Attorneys’ fees and expenses of counsel and of witnesses for the respective parties shall be paid by the respective party engaging such counsel or calling such witnesses.

(c)              The Extension Rate shall be fixed by the third arbitrator in accordance with the following procedures. Concurrently with the appointment of the third arbitrator, each of the arbitrators selected by the parties shall state, in writing, his or her determination of the Extension Rate supported by the reasons therefor. The third arbitrator shall have the right to consult experts and competent authorities for factual information or evidence pertaining to a determination of the Extension Rate, but any such determination shall be made in the presence of both parties with full right on their part to cross-examine. The third arbitrator shall conduct such hearings and investigations as he or she deems appropriate and shall, within thirty (30) days after being appointed, select which of the two (2) proposed determinations most closely approximates his or her determination of the Extension Rate. The third arbitrator shall have no right to propose a middle ground or any modification of either of the two proposed determinations. The determination he or she chooses as that most closely approximating his or her determination of the Extension Rate shall constitute the decision of the third arbitrator and shall be final and binding upon the parties. The third arbitrator shall render the decision in writing with counterpart copies to each party. The third arbitrator shall have no power to add to or modify the provisions of the Lease (as amended hereby). Promptly following receipt of the third arbitrator’s decision, the parties shall enter into an amendment to the Lease (as amended hereby) confirming the Extension Rate, but the failure of the parties to do so shall not affect the effectiveness of the third arbitrator’s determination.

(d)              In the event of a failure, refusal or inability of any arbitrator to act, his or her successor shall be appointed by him or her, but in the case of the third arbitrator, his or her successor shall be appointed in the same manner as that set forth herein with respect to the appointment of the original third arbitrator.

(e)              If the Second Extension Term Monthly Rent is not determined prior to the Second Extension Term Commencement Date, Lessee shall continue to pay Monthly Rent in an amount equal to the rentable square foot rate payable for the last Lease Year of the First Extension Term (as applicable, the “Extension Interim Rent”). Upon final determination of the Second Extension Term Monthly Rent, Lessee shall commence paying such Second Extension Term Monthly Rent as so determined, and within ten (10) days after such determination Lessee shall pay any deficiency in prior payments of Second Extension Term Monthly Rent or, if the Second Extension Term Monthly Rent as so determined shall be less than the Extension Interim Rent, Lessee shall be entitled to a credit against the next succeeding installments of Second Extension Term Monthly Rent in an amount equal to the difference between each installment of Extension Interim Rent and the Second Extension Term Monthly Rent as so determined which should have been paid for such installment until the total amount of the over payment has been recouped.

10.          PARKING

From and after the January 1, 2010, Section 7 of the Lease (as hereinbefore modified) shall be deleted in its entirety and replaced with the following:

“(A)        In connection with the leasing of the Demised Premises for the Lease Term (including any extensions thereof), Lessor shall obtain for Lessee an allocation of twenty-six (26) contracts for use by Lessee and its employees in the parking facility serving the Building, provided that Lessee notifies Lessor in writing of its desire to obtain all or a specified number of said parking contracts, and Lessee enters into said contract with the parking facility operator (the

“Operator”) by March 1, 2010.

(B)          Lessee shall be directly responsible to the Operator for the payment of any and all fees or charges thereunder, and Lessor shall be under no obligation to pay the Operator for said parking contract. The parking contract shall contain the same terms and conditions as are usually contained in such contracts with other monthly parking customers of the Operator, and the monthly rate to be paid by Lessee shall be the prevailing monthly rate charged to other monthly parking customers, said rate to increase and decrease as the prevailing monthly parking rate for other applicable monthly parking customers increases and decreases from time to time. In the event Lessee fails to execute with the Operator the monthly parking contract by March 1, 2010, or subsequently relinquishes in any manner its parking contract, Lessor shall be under no obligation to seek restoration of the relinquished contract or waive Lessee’s failure to execute said contract prior to March 1, 2010.”

11.          STORAGE SPACE

During the First Extension Term, Lessee shall continue to lease the Storage Space pursuant to Section 10 of the Original Lease (as modified by Section 1 of Addendum No. 1). Notwithstanding the foregoing, (a) the parties acknowledge and agree that the rentable area of the Storage Space is 570 square feet and (b) the monthly rent for said Storage Space during the First Extension Term (the “Storage Space First Extension Term Monthly Rent”) shall be as follows:

	Storage Space First
	Extension Term	Annual Amount
Period	Monthly Rent	Per Square Foot

November 1, 2010 – October 31, 2011	$1,045.00	$22.00
November 1, 2011 – October 31, 2012	$1,071.13	$22.55
November 1, 2012 – October 31, 2013	$1,097.73	$23.11
November 1, 2013 – October 31, 2014	$1,125.28	$23.69
November 1, 2014 – October 31, 2015	$1,153.30	$24.28

12.          SUBLEASE AND ASSIGNMENT

From and after January 1, 2010, the first two (2) paragraphs of Section 11 of the Lease shall be deleted in their entirety and replaced with the following:

“Lessee may not assign or otherwise transfer this Lease, or sublet (including permitting occupancy or use by another party) the Demised Premises, or any part thereof, without giving Lessor ten (10) business days’ prior written notice of Lessee’s intention to assign this Lease or sublet all or any part of the Demised Premises. In the event Lessee seeks permission to sublease all or a part of the Demised Premises, the notice shall identify the proposed sublease term, including the proposed effective date thereof. In the event Lessee seeks permission to sublease a part of the Demised Premises, the notice shall also identify the area of the Demised Premises Lessee seeks to sublease. Within ten (10)

business days after receipt of said notice of intent to assign or sublease, Lessor shall have the option: (1) if the proposed transaction is an assignment of this Lease that requires Lessor’s consent hereunder (Lessor acknowledging that an assignment to a subsidiary, affiliate or successor does not require Lessor’s consent), to terminate this Lease with respect to the entire Demised Premises, or (2) if the proposed transaction is a sublease that requires Lessor’s consent hereunder (Lessor acknowledging that a sublease to a subsidiary, affiliate or successor does not require Lessor’s consent) (a) of more than sixty percent (60%) of the rentable square footage of the Demised Premises measured as of the date hereof (inclusive of any then subleased space at the Demised Premises and any proposed sublease space), or (b) for a term exceeding ninety-five percent (95%) of the then remaining Lease Term (without regard to any then unexercised extension options under this Lease, but considering all extension options granted under the proposed sublease), to terminate this Lease with respect to the portion of the Demised Premises that Lessee proposes to sublease (the “Partial Space”). Such right to terminate may be exercised by notice from Lessor to Lessee within ten (10) business days after delivery of Lessee’s notice. If Lessor elects to terminate all or a portion of this Lease, (a) this Lease shall end and expire with respect to all or a portion of the Premises, as the case may be, on the date that such assignment or sublease was to commence, (b) all rent shall be apportioned, paid or refunded as of such date, except that Lessee shall be responsible for any amounts billed thereafter pursuant to an annual true-up statement from Lessor, (c) Lessee, upon Lessor’s request, shall enter into an amendment of this Lease ratifying and confirming such total or partial termination, and setting forth any appropriate modifications to the terms and provisions hereof, and (d) Lessor shall be free to lease the Demised Premises (or any applicable part thereof terminated) to Lessee’s prospective assignee or subtenant.

13.          COMPLIANCE WITH LAWS

(A)          To Lessor’s knowledge, without further investigation or inquiry, the base building portions of the Building are currently free of any asbestos or any other hazardous materials that violate applicable federal, state or local regulations or ordinances.

(B)          To Lessor’s knowledge, without further investigation or inquiry, the base building portions of the Building are (subject to any applicable grandfathering provisions and waivers) in compliance with the Americans with Disabilities Act (“ADA”).

(C)          During the Lease Term, any work required to bring the common areas of the Building into compliance with any and all applicable provisions of the local building and fire codes and the ADA (“Applicable Laws”) is and shall continue to be the responsibility of Lessor, but the costs and expenses of such work shall be considered part of Operating Expenses to the extent the same are considered capital expenditures pursuant to Section 6(B)(5) of the Original Lease. Notwithstanding the foregoing, in the event Lessee makes Alterations within or engages in a particular use at the Demised Premises during the Lease Term and such Alterations or use brings the common areas of the Building out of compliance with Applicable Laws, Lessor shall perform any code compliance work with respect to the Building common areas at Lessee’s sole cost and expense (to be paid promptly by Lessee upon the receipt of invoices from Lessor for the same).

(D)          During the Lease Term, in all events Lessee shall be solely responsible, at Lessee’s sole cost and expense, for complying with Applicable Laws which relate to the interior of the Demised Premises and for the provision and cost of fire/life safety equipment therein such as sprinkler layouts, strobes and enunciators; provided that, in no event (other than in connection with a specialized use by Lessee, as opposed to general office use) shall Lessee be responsible for any such compliance work with respect to base building structures and systems.

14.          SUBORDINATION AND LENDER APPROVAL

(A)          The terms and conditions of this Addendum No. 4 are contingent upon the consent of Lessor’s current lender for the Building (“Lender Approval”). The terms and conditions of this Addendum No. 4 shall not be effective until the Effective Date (as hereinafter defined). The term “Effective Date” shall mean the later to occur of the following dates: (a) the date this Addendum No. 4 is fully executed, and (b) the date upon which Lessor advises Lessee in writing that Lender Approval has been received (the “Lender Approval Notification Date”). Lessor shall use commercially reasonable, good faith, diligent efforts to obtain Lender Approval as soon as is reasonably possible following the full execution of this Addendum No. 4. If the Lender Approval Notification Date does not occur within thirty (30) days following the date on which this Addendum No. 4 has been fully executed by Lessor and Lessee, then Lessee shall have the right to cancel this Addendum No. 4 upon five (5) days’ prior written notice to Lessor, such notice to be given, if at all, prior to the Lender Approval Notification Date. If the Lender Approval Notification Date does not occur within forty-five (45) days following the date on which this Addendum No. 4 has been fully executed by Lessor and Lessee, then Lessor shall have the right to cancel this Addendum No. 4 upon five (5) days’ prior written notice to Lessee, such notice to be given, if at all, prior to the Lender Approval Notification Date. If this Addendum No. 4 is cancelled by Lessor or Lessee as aforesaid, (i) this Addendum No. 4 shall be null and void as if the same had never been executed by Lessor and Lessee, (ii) the Lease as unamended by this Addendum No. 4 shall remain in full force and effect, (iii) Lessor shall promptly return to Lessee any pre-paid rent and the original Letter of Credit tendered by Lessee, and shall execute any documentation reasonably requested by the Bank to effect a cancellation of such Letter of Credit, and (iv) neither party hereto shall have any rights against or obligations to the other under this Addendum No. 4.

(B)          Lessor shall obtain for Lessee from its current lender a Subordination, Non Disturbance and Attornment Agreement (“SNDA”) on substantially the same form as that attached hereto as Exhibit F. If for any reason (including any reason that is not within the reasonable control of any party hereto) a fully-executed SNDA is not obtained on or before the date that is thirty (30) days after the date on which this Addendum No. 4 has been fully executed by Lessor and Lessee, then Lessee shall have the right to cancel this Addendum No. 4 upon five (5) days’ prior written notice to Lessor, such notice to be given, if at all, prior to the time when such SNDA is fully executed and delivered to Lessee. If this Addendum No. 4 is cancelled by Lessee as aforesaid, (i) this Addendum No. 4 shall be null and void as if the same had never been executed by Lessor and Lessee, (ii) the Lease as un-amended by this Addendum No. 4 shall remain in full force and effect, (iii) Lessor shall promptly return to Lessee any pre-paid rent and the original Letter of Credit tendered by Lessee, and shall execute any documentation reasonably requested by the Bank to effect a cancellation of such Letter of Credit, and (iv) neither party hereto shall have any rights against or obligations to the other under this Addendum No. 4. Notwithstanding anything to the contrary in the Lease, Lessor shall use commercially reasonable efforts to cause the Building’s future lenders to provide Lessee with an SNDA on such future lender’s standard form.

15.          NOTICES

(A)          The notice address for Lessor listed in Section 41 of the Lease (as amended hereby) is hereby deleted in its entirety and replaced with the following:

1201 F Street, L.P.

c/o Tishman Speyer Properties, L.P.

45 Rockefeller Plaza, 7th Floor

New York, New York 10111

Attn:  Chief Financial Officer

Copies to:

1201 F Street, L.P.

c/o Tishman Speyer Properties, L.P.

1875 Eye Street, NW, Suite 300

Washington, DC 20006

Attn:  Regional Manager and Property Manager

and:

1201 F Street, L.P.

c/o Tishman Speyer Properties, L.P.

45 Rockefeller Plaza, 7th Floor

New York, New York 10111

Attn: Chief Legal Officer

(B)          The rent payment address identified in Section 4(A) of the Lease (as amended hereby) shall be deleted and replaced with the following:

1201 F Street, L.P.

P.O. Box 905436

Charlotte, NC 28290-5436

16.          BROKER AND AGENT

Lessor and Lessee each represent and warrant one to another that, except as hereinafter set forth, neither of them has employed any broker in carrying on the negotiations, or had any dealings with any broker, relating to this Addendum No. 4. Lessee represents that it has employed CB Richard Ellis as its broker. Lessor represents that it has employed Tishman Speyer Properties as its broker. Lessor, pursuant to separate written agreements, has agreed to pay the commission of the aforementioned brokers. Lessor shall indemnify and hold Lessee harmless, and Lessee shall indemnify and hold Lessor harmless, from and against all claim or claims for brokerage or other commission arising from or out of any breach of the foregoing representation and warranty by the respective indemnitor.

17.          EXCULPATION

(A)          Notwithstanding anything appearing to the contrary in the Lease (as amended hereby), Lessee shall not be entitled to enforce the liability and obligation of Lessor hereto to pay, perform and observe the obligations contained in the Lease (as amended hereby) by any action or proceeding against any member, shareholder, partner, manager, director, officer, agent, affiliate, beneficiary, trustee or employee of Lessor, or against any direct or indirect member, shareholder, partner or other owner of any such member, shareholder, partner, manager, director, officer, agent, affiliate or employee of Lessor, or against any director, officer, employee, agent, manager or trustee of any of the foregoing.

(B)          Notwithstanding anything appearing to the contrary in the Lease (as amended hereby), Lessor shall not be entitled to enforce the liability and obligation of Lessee hereto to pay, perform and observe the obligations contained in the Lease (as amended hereby) by any action or proceeding against any member, shareholder, partner, manager, director, officer, agent, affiliate, beneficiary, trustee or employee of Lessee, or against any direct or indirect member, shareholder, partner or other owner of any such member, shareholder, partner, manager, director, officer, agent, affiliate or employee of Lessee, or against any director, officer, employee, agent, manager or trustee of any of the foregoing.

18.          TAX STATUS OF BENEFICIAL PARTNER

From and after the date hereof, the following paragraph shall be added to the Lease as Section 60:

“60.    Tax Status of Beneficial Owner. Lessee recognizes and acknowledges that Lessor and/or certain beneficial owners of Lessor may from time to time qualify as real estate investment trusts pursuant to Sections 856 et seq. of the Internal Revenue Code of 1986 as amended (the “Code”) and that avoiding (a) the loss of such status, (b) the receipt of any income derived under any provision of this Lease that does not constitute “rents from real property” (in the case of real estate investment trusts), and (c) the imposition of income, penalty or similar taxes (each an “Adverse Event”) is of material concern to Lessor and such beneficial owners. In the event that this Lease or any document contemplated hereby could, in the opinion of counsel to Lessor, result in or cause an Adverse Event, Lessee agrees to cooperate with Lessor in negotiating an amendment or modification thereof and shall at the request of Lessor execute and deliver such documents reasonably required to effect such amendment or modification. Any amendment or modification pursuant to this Section shall be structured so that the economic results to Lessor and Lessee shall be substantially similar to those set forth in this Lease without regard to such amendment or modification. Without limiting any of Lessor’s other rights under this Section, Lessor may waive the receipt of any amount payable to Lessor hereunder and such waiver shall constitute an amendment or modification of this Lease with respect to such payment. Lessee expressly covenants and agrees not to enter into any sublease or assignment which provides for rental or other payment for such use, occupancy, or utilization based in whole or in part on the net income or profits derived by any person from the property leased, used, occupied, or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and that any such purported sublease or assignment shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy, or utilization of any part of the Demised Premises.”

19.          OPTIONS

Except as expressly set forth hereunder, any option(s) to terminate, expand or extend the Lease that were provided in the Lease as un-amended by this Addendum No. 4 shall be deemed to have lapsed and of no further force or effect.

20.          CONFIDENTIALITY

Lessee acknowledges and agrees that the terms of this Addendum No. 4 are confidential and constitute propriety information of Lessor. Disclosure of the terms hereof could adversely affect the ability of Lessor to negotiate other leases and/or lease amendments with respect to the Building and may impair Lessor’s relationship with other tenants of the Building. Lessee agrees that it and its partners, officers, directors, and employees shall not, without the prior written consent of Lessor, make any public disclosure of the terms and conditions of this Addendum No. 4 other than (a) in Lessee’s ordinary course of business to its attorneys, brokers, lenders, accountants and other consultants having a bona fide need to know such information (the “Permitted Recipients”), and (b) if required by applicable laws or governmental authorities (including, without limitation, any legal disclosures required with respect to Lessee’s status as a publicly traded corporation). Lessee shall use commercially reasonable, good faith efforts to cause the Permitted Recipients to comply with the confidentiality provisions set forth herein.

21.          OTHER TERMS AND PROVISIONS

All other provisions of the Lease shall remain in effect and unchanged except as modified herein, and all terms, covenants and conditions shall remain in effect as modified by this Addendum No. 4. If any provision of this Addendum No. 4 conflicts with the Lease, the provisions of this Addendum No. 4 shall control.

[Signature pages to follow]

[Remainder of page left intentionally blank]

IN WITNESS WHEREOF, Lessor and Lessee have caused this Addendum No. 4 to be signed in their names under seal by themselves or by their duly authorized representatives and delivered as their act and deed, intending to be legally bound by all its terms and conditions.

LESSOR:

1201 F STREET, L.P.,
a Delaware limited partnership

By:	/s/ David Augarten
Name:	David Augarten
Title:	Vice President

LESSEE:

CRA INTERNATIONAL, INC., formerly known
as Charles River Associates Incorporated, a
Massachusetts corporation

By:	/s/ Wayne Mackie	(SEAL)
Name:	Wayne Mackie
Title:	CFO

EXHIBIT A-1

GIVE-BACK PREMISES

6th Floor Give-Back (Cross-Hatched Area)

EXHIBIT A-2

DEMISED PREMISES

Premises (7th & 8th Floors)

EXHIBIT A-3

HOLD SPACE - SPACE C

(Final Configuration is Subject to Review for Code Compliance)

RENTAL COMPILATION FOR CRA EXPANSION OPTION NOVEMBER, 2009

NOTE : REQUIRED ADDITION IS A NEW EXIT DOOR INTO EXISTING STAIR TOWER.

AREA	USEABLE	FLOOR COMMON	FLOOR TOTAL	BLDG COMMON	TOTAL RENTABLE

A	6,106	568	6,674	612	7,286
B	2,981	277	3,258	299	3,557
C	1,420	132	1,552	142	1,694
D	6,097	567	6,664	611	7,275
TOTAL	16,384	1,764	18,148	1,664	19,812

2

EXHIBIT B

RESERVED

EXHIBIT C-1

DECLARATION AS TO SUBSTANTIAL COMPLETION OF TURNKEY BUILDOUT

Attached to and made a part of Addendum No. 4 dated       , 20     , to that certain Office Lease dated November 29, 1999 (as amended, the “Lease”) entered into by and between 1201 F STREET L.P., a Delaware limited partnership, as Lessor, and CRA INTERNATIONAL, INC., formerly known as Charles River Associates Incorporated, a Massachusetts corporation, as Lessee.

Lessor and Lessee do hereby declare and evidence that the Turnkey Buildout was Substantially Completed (as defined in Addendum No. 4) as of the     day of     , 20   . For purposes of the Lease (as amended by Addendum No. 4), the Give-Back Premises Termination Date is established as the       day of          , 20   .

LESSOR:

1201 F STREET, L.P.,
a Delaware limited partnership

By:
Name:
Title:

LESSEE:

CRA INTERNATIONAL, INC., formerly known as Charles River Associates Incorporated, a Massachusetts corporation

By:	(SEAL)
Name:
Title:

EXHIBIT C-2

DECLARATION AS TO SURRENDER OF POSSESSION OF GIVE-BACK PREMISES

Attached to and made a part of Addendum No. 4 dated        , 20    , to that certain Office Lease dated November 29, 1999 (as amended, the “Lease”) entered into by and between 1201 F STREET L.P., a Delaware limited partnership, as Lessor, and CRA INTERNATIONAL, INC., formerly known as Charles River Associates Incorporated, a Massachusetts corporation, as Lessee.

Lessor and Lessee do hereby declare and evidence that possession of the Give-Back Premises was surrendered in full by Lessee to Lessor in the condition required under Addendum No. 4 as of the     day of        , 20   .

LESSOR:

1201 F STREET, LP.,
a Delaware limited partnership

By:
Name:
Title:

LESSEE:

CRA INTERNATIONAL, INC., formerly known as Charles River Associates Incorporated, a Massachusetts corporation

By:	(SEAL)
Name:
Title:

EXHIBIT D-1

TURNKEY BUILDOUT — PRELIMINARY PRICING

Preliminary Cost Summary — 6/15/09

HARD COSTS
Demolition	$12,500
Concrete Patch	$1,800
Carpentry	$7,200
Doors/Frames/Finish Hardware	$6,500
Millwork	$1,500
Drywall/Acoutical Ceiling	$18,500
Glass/Glazing	n/a
Carpet/Resilient, etc.	$14,600
Painting	$15,500
Accessories	$1,500
HVAC/Plumbing	$52,910
Sprinkler	$6,500
Electrical	$41,300
Telecommunications	$131,000
General Conditions - 8 weeks	$25,920
General Liability Insurance	$1,600
Builder’s Risk Insurance	$100
Contractor’s Fee	$7,500
Subtotal	$346,430

HARD COST - OTHER
AV - New Conference	$15,000
Stair Infill	$53,000
Card Access/Security	$3,500
Subtotal	$71,500
Hard Cost Total	$417,930

Cost
SOFT COSTS
Architectural	$35,000
MEP Engineering	$17,000
Structural Engineer - Infill	$7,500
Structural Consultant	$2,500
Reimbursable Costs	$6,000
Permit Expediter/Permit Fee	$8,500
Overtime Engineering for PMO	$—

TS Reimbursables	$800
Insurance/Tax/Accounting	n/a
TOTAL SOFT COST	$77,300

PROJECT TOTAL	$495.230
Project Contingency	$49,523
$544,753
Tishman Speyer Fee 3.5%	$19,066.36
PROJECT BUDGET TOTAL	$563,819.36

OTHER ALLOWANCE

1. Additional Allowance for Phone Switch and Speaker — Landlord will reimburse Tenant up to $20,000 towards the costs associated with relocating the existing phone switch and speaker. Tenant will contract separately and manage such work.

Notes:

1.                 All work to be performed off hours work.

2.                 Budget does not include furniture purchases.

3.                 Budget includes new Data/Voice cabling - partial shut down, certain disruption of telecommunications. Requires coordination, new cables to designated new locations, remove patch panels and reuse in new LAN room, relocate racks and provide two new two post racks.

4.                 The budget does not include phased work.

5.                 Budget includes Air Balance for new work only.

6.                 Assumes use of dumpster at loading dock.

7.                 Budget does not include testing and/or abatement.

8.                 Budget includes painting of new work and areas impacted by construction only.

9.                 Includes $15,000 allowance for A.V. requirements (one projector and one electronic screen for large conference room only).

10.           Includes $35,000 allowance for architectural fees.

11.           Budget includes the removal of fire door, stair, etc., slab infill.

12.           Budget does not include white boards.

13.           Budget includes relocating existing LAN Room ac unit to new LAN Room.

14.           Budget includes (2) new VAV’s and relocation of VAV’s as required.

15.           Includes $3500 allowance for card reader access relocations.

16.           Budget based on space plans 6th/7th/8th dated 10/28/09 by TPG Architects.

17.           Budget includes carpet repaired/replaced as required in only the reflected areas. Budget includes carpet allowance of $50/sq. yard furnished and installed. Conference Room carpet is no longer manufactured. Therefore, the design team will suggest alternate carpet for new conference rooms.

18.           All computer equipment and telephones, inclusive of LAN Room equipment and individual P.C.’s will be relocated/reconnected by Tenant.

19.           The existing cabling on the 6th floor will be abandoned in place.

20.           Budget includes relocation of existing UPS to new LAN Room.

21.           Budget does not include A.V. Consultant.

22.           The purchase of new LAN Room AC Unit and new UPS for LAN Room is not included in the budget and if elected will be paid for by Tenant.

23.           Relocation of the phone switch includes the reconnection of telephone system lines and relocation and reconnection of circuits (i.e., T1, DS 3, ISDN, analog lines, etc. as well as any circuits provided by outside vendors) will be performed by Tenant, relocation of voice riser cable back bone (copper) for the 7th & 8th floors from 6th floor LAN room to 7th floor LAN room by Landlord.

EXHIBIT D-2

TURNKEY BUILDOUT - CONSTRUCTION PLAN

[See attached]

FINAL SCHEMATIC DRAWING

[See attached]

RELOCATION NOTES

|T|P|G|

TPG Architecture, LLP

CRA INTERNATIONAL

1201 F STREET
WASHINGTON DC

8TH FLOOR

ALLEY
ADJACENT BUILDING
13th Street, NW
F Street, NW

ARCHITECTURAL STANDARD SYMBOLS

- NEW DOOR
- EXISTING DOOR
- DEMOLITION OF WALL/DOOR
- EXISTING PARTITION TO REMAIN
- NEW FULL HEIGHT PARTITION
- ADDITIONAL WORKSTATIONS
- RELOCATE CONFERENCE FURNITURE

PLAN NOTES

PRELIMINARY PLAN

|T|P|G|
ARCHITECTURE

TPG Architecture, LLP

CRA INTERNATIONAL

1201 F STREET
WASHINGTON DC

7TH FLOOR

ALLEY
ADJACENT BUILDING
12th Street, NW
F Street, NW

ARCHITECTURAL STANDARD SYMBOLS

- NEW DOOR
- EXISTING DOOR
- DEMOLITION OF WALL/DOOR
- EXISTING PARTITION TO REMAIN
- NEW FULL HEIGHT PARTITION
- ADDITIONAL WORKSTATIONS
- RELOCATE CONFERENCE TO RENTAL

PARTITION PLAN NOTES

|T|P|G|

TPG Architecture, LLP

CRA INTERNATIONAL

1201 F STREET
WASHINGTON DC

8TH FLOOR

CONSTRUCTION SCHEDULE

Note: Tenant and Landlord shall produce a mutually acceptable workplan for the shutdown of existing 6th floor LAN room and commissioning of new 7th floor LAN room.  Both parties agree that the work will take place over a single weekend.

EXHIBIT E

DECLARATION AS TO HOLD SPACE COMMENCEMENT DATE AND HOLD

SPACE RENT COMMENCEMENT DATE

Attached to and made a part of Addendum No. 4 dated         , 20     , to that certain Office Lease dated November 29, 1999 (as amended, the “Lease”) entered into by and between 1201 F STREET L.P., a Delaware limited partnership, as Lessor, and CRA INTERNATIONAL, INC., formerly known as Charles River Associates Incorporated, a Massachusetts corporation, as Lessee.

Lessor and Lessee do hereby declare and evidence that possession of the Hold Space was accepted by Lessee in its “as is” condition on the       day of         , 20   . For purposes of the Lease (as amended by Addendum No. 4), the Hold Space Commencement Date is established as the       day of         , 20     , and the Hold Space Rent Commencement Date is         , 20     . As of the date of delivery and acceptance of possession of the Hold Space as herein set forth, there is no right of set off against rents claimed by Lessee against Lessor.

LESSOR:

1201 F STREET, L.P.,
a Delaware limited partnership

By:
Name:
Title:

LESSEE:

CRA INTERNATIONAL, INC., formerly known as Charles River Associates Incorporated, a Massachusetts corporation

By:	(SEAL)
Name:
Title:

EXHIBIT F

CURRENT LENDER’S FORM OF SNDA

[See attached]

SUBORDINATION, NON-DISTURBANCE AND

ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE, AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of                        , 2009, between CRA INTERNATIONAL, INC., formerly known as Charles River Associates, Incorporated, a Massachusetts corporation (“Tenant”), 1201 F STREET L.P., a Delaware limited partnership (“Landlord” or “Borrower”), and BANK OF AMERICA, NATIONAL ASSOCIATION, SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1, its successors and/or assigns (hereinafter “Lender”).

Recitals of Fact

A.                                    Tenant is the tenant under a lease dated         ,           (the “Lease”) by and between Tenant, as lessee, and Landlord, as lessor, for certain premises more particularly described in the Lease (the “Premises”) located on the property legally described on Exhibit “A” (the “Property”).

B.                                    Lender is the owner and holder of a loan made by                     , a                         (the “Loan”) to Borrower, which is evidenced by a Promissory Note (the “Note”) from Borrower to Lender and secured in part by a first deed of trust, mortgage, or deed to secure debt (which is herein called the “Security Instrument”). The Security Instrument, the Note and all other documents and instruments evidencing and/or securing the Note or now or hereafter executed by Borrower or others in connection with or related to the Loan including any assignments of leases and rents, other assignments, security agreements, financing statements, guarantys, indemnity agreements (including environmental indemnity agreements), letters of credit, or escrow/holdback arrangements, together with all amendments, modifications, substitutions or replacements thereof, are sometimes herein collectively referred to as the “Loan Documents”.

C.                                    Lender, Landlord and Tenant desire to enter into this Agreement to establish certain rights, safeguards and obligations with respect to their interests and provide further for various contingencies as hereinafter set forth.

Agreement

In consideration of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree and covenant as follows:

1.                                      Warranties and Representations. Tenant represents and warrants to Lender that to Tenant’s knowledge (a) the Lease is in full force and effect, (b) Tenant is not in default thereunder, past any permitted grace or cure period in the Lease, and (c) Landlord is not in default thereunder, past any permitted grace or cure period in the Lease.

2.                                      Subordination. Tenant hereby subordinates its interest in the Lease and all of its right, title and interest in and to the leasehold estate created thereby, to the liens, terms, covenants, provisions and conditions of the Security Instrument and the other Loan Documents and to all present or future advances under the obligations secured thereby. The interests subordinated hereby include without limitation any and all provisions of the Lease, including any extension or renewal rights, options to purchase, rights of first refusal, and other such rights.

3.                                      Non-Disturbance. Notwithstanding the subordination agreement contained above, Lender agrees that, so long as (i) the Lease remains in full force and effect (including the duration of any properly exercised extension or renewal provisions therein), (ii) Tenant remains in full compliance with the terms of the Lease, beyond any cure period provided therein, and (iii) Tenant is not in default under this Agreement, then:

(a)                                 Lender shall not diminish or interfere with Tenant’s possession of the Premises, and Tenant’s rights and privileges under the Lease shall not be diminished or be the subject of any interference by Lender; and

(b)                                 Lender will not join Tenant as a party defendant in any action or proceeding to foreclose the Security Instrument or to enforce any rights or remedies of Lender under the Security Instrument which would terminate or extinguish the Lease or Tenant’s leasehold interest in and estate under the Lease.

Notwithstanding the foregoing provisions, Lender may name or join Tenant as a party in a foreclosure proceeding with respect to the Security Instrument if under the laws of the State where the Property is located it is procedurally necessary or desirable to do so, but in such event Lender shall in no way diminish or otherwise affect the rights and privileges granted to, or inuring to the benefit of, Tenant under this Agreement.

4.                                      Attornment; Payment of Rent to Lender in Event of Default. Tenant agrees that in the event Borrower is in default under the Security Instrument or any other Loan Documents, and after Lender gives notice to Tenant (in the manner hereinafter provided) respecting such default, then Tenant shall be deemed to have attorned to Lender as its new landlord under the Lease, and Tenant shall thereafter pay directly to Lender all rentals and all other payments to be made by Tenant under the Lease. No proof of default shall be required. Tenant is hereby irrevocably authorized by Borrower to rely upon and comply with any notice or demand by the Lender for the payment to the Lender of any rental or other amounts which may be or become due under the Lease, or for the performance of any obligations under the Lease. Borrower irrevocably agrees that

Tenant shall not be liable to Borrower or any person claiming under Borrower, for making any payment or rendering any performance to Lender. Tenant shall have no obligation or right to inquire whether any default has actually occurred or is then existing. By its execution of this Agreement, Borrower irrevocably makes and delivers the above instructions.

5.                                      Attornment to Subsequent Owners.

(a)                                 If Lender or its nominee or designee succeeds to the rights of Landlord under the Lease through possession or foreclosure action, delivery of a deed in lieu of foreclosure or otherwise, or if another person or entity purchases the Property upon or following designee, or such purchaser (hereinafter collectively the “New Landlord”), Tenant shall attorn to and recognize the New Landlord as Tenant’s landlord under the Lease and shall promptly execute and deliver any instrument that the New Landlord may reasonably request to evidence such attornment. Upon such attornment, the Lease shall continue in full force and effect as a direct lease between the New Landlord and Tenant upon all terms, conditions, and covenants as are set forth in the Lease.

(b)                                 Notwithstanding the foregoing subsection, in such event the New Landlord shall not in any event be liable for any of the following:

(i)                         any previous act or omission of Landlord or any prior landlord under the Lease occurring prior to New Landlord obtaining possession or title to the Property unless such act or omission is of a continuing nature for which New Landlord has received prior written notice and opportunity to cure and such act or omission adversely affects Tenant’s quiet enjoyment of the premises or its ability to conduct business as contemplated by the Lease;

(ii)                      any setoff, defense or counterclaim which has previously accrued to Tenant against Landlord, which arises prior to the date New Landlord obtains possession or title to the property unless directly related to an act or omission of a continuing nature for which New Landlord has received prior written notice and opportunity to cure and such act or omission adversely affects Tenant’s quiet enjoyment of the premises or its ability to conduct business as contemplated by the Lease;

(iii)                   the performance or observance of any amendment or modification to the Lease made without the written consent of Lender;

(iv)                  any prepayment of rent or additional rent for more than one (1) month which Tenant might have paid to Landlord, unless previously approved in writing by Lender; or

(v)                       the return of any security deposit made under the Lease, unless the security deposit has been paid to New Landlord.

6.                                      Lease Modifications. Tenant agrees that, without the prior written consent of Lender, Tenant shall not: (a) materially amend or modify, terminate or cancel the Lease or any extension or renewals thereof; (b) make any prepayments of any rent or additional rent in excess of one (1) month; or (c) subordinate or permit the subordination of the Lease to any lien subordinate to the Security Instrument; and Landlord agrees not to require any such prepayment or subordination.

7.                                      Notice of Default; Opportunity to Cure. Tenant agrees that prior to exercising any of its rights and remedies under the Lease in the event of any default by Landlord thereunder, including any rights of termination, offset, defense or self-help provisions contained in the Lease, Tenant shall give written notice to Lender of the occurrence of default by Landlord and Landlord’s failure to cure such default pursuant to the terms of the Lease, specifying, with reasonable clarity, the events constituting such default. Lender shall be permitted the same amount of time to cure any such default as Landlord is permitted pursuant to the terms of the Lease. Tenant acknowledges that Lender is not obligated to cure any Landlord default, but if Lender elects to do so, Tenant agrees to accept cure by Lender as that of Landlord under the Lease and will not exercise any right or remedy under the Lease for a Landlord default. Performance rendered by Lender on Landlord’s behalf is without prejudice to Lender’s rights against Landlord under the Security Instrument or any other documents executed by Landlord in favor of Lender in connection with the Loan.

8.                                      Notices. Any notice required or permitted to be given hereunder must be in writing and given (a) by depositing same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested; (b) by delivering the same in person to such party; (c) by transmitting a facsimile copy to the correct facsimile phone number of the intended recipient; or (d) by depositing the same into the custody of a nationally recognized overnight delivery service addressed to the party to be notified. In the event of mailing, notices shall be deemed effective three (3) days after posting; in the event of overnight delivery, notices shall be deemed effective on the next business day following deposit with the delivery service; in the event of personal service or facsimile transmissions, notices shall be deemed effective when delivered. For purposes of notice, the addresses of the parties shall be as follows:

If to Lender, to:

Bank of America, National Association, successor by merger to LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1

c/o KeyBank National Association
911 Main Street
Suite #1500

Kansas City, Missouri 64105
(877) 379-1625 (facsimile)

With a copy to:	Daniel Flanigan, Esq.
Polsinelli Shughart PC
700 W. 47th Street
Suite 1000
Kansas City, Missouri 64112
(816) 753-1536 (facsimile)

If to Borrower, to:

With a copy to:

If to Tenant, to:

With a copy to:

From time to time either party may designate another or additional addresses for all purposes of this Agreement by giving the other party no less than ten (10) days’ advance notice of such change of address in accordance with the notice provisions hereof.

9.                                      Notice Under Lease. If the Lease entitles Tenant to notice of the existence of any Security Instrument and the identity of any lender, this Agreement shall constitute such notice to Tenant with respect to the Security Instrument and this Lender.

10.                               Limitation of Liability. Lender shall not, by virtue of this Agreement, the Security Instrument or any other instrument to which Lender may be a party, be or become subject to any liability or obligation to Tenant under the Lease or otherwise, unless specifically set forth herein.

11.                               Miscellaneous. This Agreement may not be modified or terminated orally. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their heirs, representatives, successors and assigns. The term “Lender” shall mean the holder of any interest in the Security Instrument, from time to time. The term “Landlord” shall mean the holder of the lessor’s interest in the Lease, from time to time. The term “person” shall mean any individual, joint venture, corporation, partnership, trust, unincorporated association or other entity. Any inconsistency between the Lease and the provisions of this Agreement shall be resolved in favor of this Agreement.

12.                               Waivers. BORROWER, TENANT AND LENDER EACH HEREBY AGREE NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVE ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT, THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, TENANT AND LENDER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH RIGHT TO TRIAL BY JURY WOULD OTHERWISE ACCRUE. BORROWER, TENANT AND LENDER EACH ARE HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY EACH OTHER.

13.                               Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State in which the Property is located.

[Remainder of page is blank; signatures appear on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as the day and year first stated above.

Tenant:	CRA INTERNATIONAL, INC., formerly known as Charles River Associates Incorporated, a Massachusetts corporation]

By: , a [corporation] [limited partnership] [limited liability company] as [General Partner] [Member] [Managing Member]

By:
Name:
Title:

Borrower:	1201 F STREET L.P., a Delaware limited partnership

By: , a [corporation] [limited partnership] [limited liability company] as [General Partner] [Member] [Managing Member]

By:
Name:
Title:

Lender:

BANK OF AMERICA, NATIONAL ASSOCIATION, SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE FOR THE REGISTERED HOLDERS OF LB-UBS COMMERCIAL MORTGAGE TRUST 2007-C1, COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-C1

	By:	KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, as Authorized Agent

By:
Name:
Title:

STATE OF	)
) ss
COUNTY OF	)

On this        day of                 , 200      , before me, appeared                          to me personally known, who being by me duly sworn, did say that s/he is the           [president] [vice president] [general partner] [manager] [managing member] of                                         , a                                        [corporation] [general] [limited] [partnership] [limited liability company] [, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation] and that the said instrument was signed [and sealed] on behalf of said                                                 [corporation] [general] [limited] [partnership] [limited liability company] by authority of its [board of directors][members], and said                                              , [acting as the general partner of said partnership] acknowledged said instrument to be the free act and deed of said                                                  [corporation] [general] [limited] [partnership] [limited liability company].

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

Notary Public in and for said County and State

Print Notary’s Name:

My Commission Expires:

STATE OF	)
) ss
COUNTY OF	)

On this        day of                 , 200          , before me, appeared                    to me personally known, who being by me duly sworn, did say that s/he is the                     [president] [vice president] [general partner] [manager] [managing member] of                                       , a                          [corporation] [general] [limited] [partnership] [limited liability company] [, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation] and that the said instrument was signed [and sealed] on behalf of said                                                                    [corporation] [general] [limited] [partnership] [limited liability company] by authority of its [board of directors][members], and said                                                         , [acting as the general partner of said partnership] acknowledged said instrument to be the free act and deed of said                                                     [corporation] [general] [limited] [partnership] [limited liability company].

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my notarial seal on the day and year last above written.

Notary Public in and for said County and State

Print Notary’s Name:

My Commission Expires:

STATE OF MISSOURI	)
) ss.
COUNTY OF JACKSON	)

Sworn to before me and subscribed in my presence by                                         , a                                                 of KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation, as authorized agent for Bank of America, National Association, successor by merger to LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1, this       day of            , 2009, on behalf of Bank of America, National Association, successor by merger to LaSalle Bank National Association, as trustee for the registered holders of LB-UBS Commercial Mortgage Trust 2007-C1, Commercial Mortgage Pass-Through Certificates, Series 2007-C1.

Notary Public in and for Said County and State

(Type, print or stamp the Notary’s name below his or her signature.)

My Commission Expires: